Filed Pursuant to Rule 424(b)(5)

Registration No. 333-221119

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 15, 2018)

MYOS RENS TECHNOLOGY INC.

$1,650,000

Common Stock

We have entered into a sales agreement with H.C. Wainwright & Co., LLC, or H.C. Wainwright, relating to our shares of common stock, par value $0.001 per share, offered by this prospectus supplement and the accompanying prospectus. Each share of common stock sold in this offering includes a preferred stock purchase right that trades with the common stock (which are also registered pursuant to this prospectus supplement).Under the sales agreement, we may offer and sell shares of our common stock and associated preferred stock purchase rights having an aggregate offering price of up to $1,650,000 from time to time at prevailing market prices through H.C. Wainwright as our sales agent.

Our common stock is listed on the Nasdaq Capital Market under the symbol “MYOS.” On July 20, 2018, the last reported sale price for our common stock on the Nasdaq Capital Market was $1.33 per share. The aggregate market value of our common stock held by non-affiliates was $9,729,056, based on 7,473,723 shares of common stock outstanding, of which 4,888,973 are held by non-affiliates, and a closing sale price on the Nasdaq Capital Market of $1.99 on July 11, 2018. As a result, we are currently eligible to offer and sell up to an aggregate of $3,210,588 of our securities pursuant to General Instruction I.B.6 of Form S-3. We have sold securities with aggregate gross proceeds of $1,544,021 pursuant to General Instruction I.B.6. of Form S-3 during the twelve calendar months prior to the date of this prospectus supplement.

H.C. Wainwright, as our sales agent, may sell our common stock under this prospectus supplement and the accompanying prospectus, in sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). H.C. Wainwright will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

H.C. Wainwright will be entitled to compensation at a commission rate of up to five percent (5.0%) of the gross proceeds per share sold. In connection with the sale of the common stock on our behalf, H.C. Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of H.C. Wainwright will be deemed to be underwriting commissions or discounts.

Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-5 of this prospectus supplement and page 16 of the accompanying prospectus and in the other documents that are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is July 24, 2018

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the sales agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision. You also should read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Information Incorporated by Reference” and the sections of the accompanying prospectus entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein.

For investors outside the United States, we have not done anything that would permit this offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement outside of the United States.

Unless otherwise stated, all references to “us,” “our,” “MYOS,” “we,” the “Company” and similar designations refer to MYOS RENS Technology Inc. Our logo, trademarks and service marks are the property of MYOS RENS Technology Inc. Other trademarks or service marks appearing in this prospectus are the property of their respective holders.

S-1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION'

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into each contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that involve risks and uncertainties. Any statements contained, or incorporated by reference, in this prospectus supplement that are not statements of historical fact may be forward-looking statements. When we use the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and other similar terms and phrases, including references to assumptions, we are identifying forward-looking statements. Forward-looking statements involve risks and uncertainties which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements.

A variety of factors, some of which are outside our control, may cause our operating results to fluctuate significantly. They include:

●	our ability to market and generate sales of our products, including Fortetropin®, Qurr, Yolked, MYOS Canine Muscle Formula and other products;

●	our ability to successfully expand into new market categories, as well as geographic markets;

●	our ability to adequately protect our intellectual property;

●	our ability to develop and introduce new products and mitigate competitive threats from other providers and products;

●	our ability to generate future sales and achieve profitability;

●	our ability to attract and retain key members of our management team;

●	our ability to collect our accounts receivable from our customers;

●	our reliance on third-party processors;

●	our ability to maintain and expand our manufacturing capabilities and reduce the cost of our products;

●	shortages in the supply of, or increases in the prices of, raw materials or shelf life limits on ingredients or finished product;

●	our ability to conduct research and development activities and the success of such activities to create new products and further validate our existing ones, including continued research on Fortetropin® and its impact on muscular disorders;

●	our ability to maintain raw material import permits, obtain regulatory approvals in countries of interest and comply with government regulations;

●	future financing plans;

●	our ability to attract additional investors, increase shareholder value and continue to comply with NASDAQ’s continuing listing standards;

●	anticipated needs for working capital;

●	anticipated trends in our industry;

●	the effect of economic conditions; and

●	competition existing today or that will likely arise in the future.

Although management believes the expectations reflected in these forward-looking statements are reasonable, such expectations cannot guarantee future results, levels of activity, performance or achievements.

The foregoing risks do not represent an exhaustive list of risks that may impact upon the forward-looking statements used herein or in the documents incorporated by reference herein. Please see “Risk Factors” in our reports filed with the SEC, the accompanying prospectus, or in this prospectus supplement for additional risks which could adversely impact our business and financial performance.

Moreover, new risks regularly emerge and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus supplement are based on information available to us on the date hereof or thereof. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout (or incorporated by reference in) this prospectus supplement, any accompanying prospectus and the documents we have filed with the SEC.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights some of the information contained elsewhere in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under “Information Incorporated by Reference” in this prospectus supplement and under “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in the accompanying prospectus. You also should carefully consider the matters discussed in the section entitled “Risk Factors” in the accompanying prospectus and in the documents incorporated herein by reference.

Overview

We are an emerging bionutrition and biotherapeutics company focused on the discovery, development and commercialization of products that improve muscle health and function essential to the management of sarcopenia, cachexia and degenerative muscle diseases, and as an adjunct to the treatment of obesity. As used in this prospectus, the “Company”, “MYOS”, “our”, or “we” refers to MYOS RENS Technology Inc. and its wholly-owned subsidiary, unless the context indicates otherwise.

We were incorporated under the laws of the State of Nevada on April 11, 2007. On March 17, 2016, we merged with our wholly-owned subsidiary and changed our name from MYOS Corporation to MYOS RENS Technology Inc. Prior to February 2011, we did not have any operations and did not generate revenues. In February 2011, we entered into an intellectual property purchase agreement pursuant to which our subsidiary purchased from Peak Wellness, Inc., or Peak, the intellectual property pertaining to Fortetropin®, a dietary supplement that has been shown in clinical studies to temporarily decrease the levels of serum myostatin, MYO-T12, a proprietary formulation containing Fortetropin®, certain trademarks, trade secrets, patent applications and certain domain names.

Since February 2011, our principal business activities have been to: (i) deepen our scientific understanding of the activity of Fortetropin®, which refers to a proprietary proteo-lipid composition derived from fertilized eggs of specific chicken species processed using a patented methodology which preserves the bioactivity of the constituent proteins and lipids, specifically as a natural, reversible, temporary reducing agent of myostatin, and to leverage this knowledge to strengthen and build our intellectual property; (ii) conduct research and development activities to evaluate myostatin modulation in a range of both wellness and disease states; (iii) identify other products and technologies which may broaden our portfolio and define a business development strategy to protect, enhance and accelerate the growth of our products; (iv) reduce the cost of manufacturing through process improvement; (v) identify contract manufacturing organizations that can fully meet our future growth requirements; (vi) develop a differentiated and advantaged consumer positioning, brand name and iconography; and, (vii) create sales and marketing capabilities to maximize near-term and future revenues.

We believe that existing wellness and therapeutic targets, such as myostatin, represent a rational entry point for additional drug discovery efforts and are evaluating a separate, concurrent objective in this area. We continue to pursue additional distribution and branded sales opportunities. We expect to continue developing our own core branded products in markets such as functional foods, sports and fitness nutrition and rehabilitation and restorative health and to pursue international sales opportunities. There can be no assurance that we will be able to secure distribution arrangements on terms acceptable to us, or that we will be able to generate significant sales of our current and future branded products.

Corporate Information

Our executive offices are currently located at 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927 and our telephone number is (973) 509-0444. Our website address is http://www.myosrens.com and our muscle health education and product website is http://www.qurr.com. Our website and the information contained on our website are not incorporated by reference into this prospectus supplement, the accompanying prospectus or the registration statement of which it forms a part.

S-3

THE OFFERING

Common stock offered by us	Shares having an aggregate offering price of up to $1,650,000. Each share of common stock includes a preferred share purchase right.

Common stock outstanding as of the date of this prospectus supplement	7,473,723 shares

Common stock to be outstanding after this offering	Up to 8,714,325 shares, assuming a sales price of $1.33 per share, which was the closing price on the Nasdaq Capital Market on July 20, 2018. Actual number of shares issued and outstanding will vary depending on the sales price under this offering.

Manner of offering	“At the market offering” in which sales may be made from time to time at prevailing market prices through our sales agent, H.C. Wainwright & Co., LLC. See “Plan of Distribution.”
Use of proceeds

We intend to use the net proceeds from this offering for general corporate purposes, including working capital, marketing, research and development and other general corporate purposes. See “Use of Proceeds.”

Nasdaq Capital Market symbol	“MYOS”

Risk factors

This investment involves a high degree of risk. See the information set forth in “Risk Factors” beginning on page S-6 of this prospectus supplement and page 16 in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

The number of shares of common stock outstanding immediately before and after this offering excludes the following:

●	618,740 shares of common stock issuable upon exercise of outstanding stock options with a weighted average exercise price of $6.65 per share;

●	821,202 shares of common stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $15.02 per share; and

●	231,260 additional shares of common stock reserved for future issuance under our equity incentive plan.

Except as otherwise noted, all information in this prospectus supplement reflects the public offering price of $1.33 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on July 20, 2018.

S-4

RISK FACTORS

An investment in our shares of common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and discussed in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as the risks, uncertainties and additional information set forth in the documents incorporated by reference in this prospectus supplement. The risks described in such documents are not intended to be an all-inclusive list of the potential risks relating to an investment in our securities. Any of such risk factors could significantly and adversely affect our business, prospects, financial condition and results of operations. Additional risks and uncertainties not currently known or that are currently considered to be immaterial may also materially and adversely affect our business. As a result, the trading price or value of our securities could be materially adversely affected and you may lose all or part of your investment.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering, as described below in “Use of Proceeds,” and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value of our common stock.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver placement notices to H.C. Wainwright at any time throughout the term of the sales agreement. The number of shares that are sold by H.C. Wainwright after delivering a placement notice will fluctuate based on the market price of the common shares during the sales period and limits we set with H.C. Wainwright.

Investors may experience significant dilution as a result of this offering.

Assuming we sell all of the 1,240,602 shares offered pursuant to this prospectus supplement (assuming a sale price of $1.33 per share, which was the closing price of our common stock on July 20, 2018), we will have approximately 8,714,325 shares outstanding, which represents in the aggregate an increase of approximately 16.6% in our currently issued and outstanding shares.  Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant.  If we sell all or a substantial portion of the total shares offered pursuant to this prospectus supplement, the proportionate ownership interest in us of our existing shareholders will decrease; the relative voting strength of each previously outstanding share of common stock held by our existing shareholders will decrease and the market price of our common stock could decline. If an investor purchases shares offered hereby and following such purchase we sell shares at prices significantly below the price at which the investor purchased its shares, the investor's proportionate ownership interest in us would decrease; the relative voting strength of each of its shares would decrease and the market value of its shares would decline.

Fluctuations in the price of our common stock, including as a result of actual or anticipated sales of shares by stockholders, may make our common stock more difficult to resell.

The market price and trading volume of our common stock have been and may continue to be subject to significant fluctuations due not only to general stock market conditions, but also to a change in sentiment in the market regarding the industry in which we operate, our operations, business prospects or liquidity or this offering. During the period from March 1, 2015 to July 20, 2018, our common stock has fluctuated from a high of $7.50 per share to a low of $1.02 per share. In addition to the risk factors discussed in our periodic reports and in this prospectus supplement and in the accompanying prospectus, the price and volume volatility of our common stock may be affected by actual or anticipated sales of common stock by existing stockholders, including of shares purchased in this offering, whether in the market or in subsequent public offerings. Stock markets in general may experience extreme volatility that is unrelated to the operating performance of listed companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our operating results.

As a result, these fluctuations in the market price and trading volume of our common stock may make it difficult to predict the market price of our common stock in the future, cause the value of your investment to decline and make it more difficult to resell our common stock.

S-5

USE OF PROCEEDS

We estimate that the net proceeds that we will receive from this offering will be approximately $1,450,000, after commissions and estimated expenses payable by us, assuming the sale of an aggregate of $1,650,000 of our common stock pursuant to this offering, which is the maximum dollar amount of gross proceeds for which we may offer our common stock under this prospectus supplement.

We intend to use the net proceeds from this offering for general corporate purposes, including working capital, marketing, research and development and other general corporate purposes. Our management will have significant flexibility in applying the net proceeds of this offering.

S-6

DILUTION

If you purchase shares of our common stock in this offering, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of March 31, 2018 was approximately $3,564,000, or approximately $0.55 per share based on 6,536,046 shares of our common stock outstanding as of March 31, 2018. Net tangible book value per share represents our total tangible assets less total tangible liabilities, divided by the number of shares of common stock outstanding as of March 31, 2018.

After giving effect to the assumed sale by us of $1,650,000 of shares of our common stock in this offering at an assumed public offering price of $1.33 per share of our common stock (the last reported sale price of our common stock on the Nasdaq Capital Market on July 20, 2018), and after deducting approximately $200,000 in estimated fees and commissions and offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2018 would have increased by approximately $1,450,000 to $5,014,000, or $0.77 per share of common stock. This represents an immediate increase in net tangible book value of approximately $0.22 per share to our existing shareholders and an immediate dilution of approximately $0.56 per share to new investors.

Assumed public offering price per share		$1.33

Net tangible book value per share as of March 31, 2018	$0.55

Increase in net tangible book value per share attributable to new investors	$0.22

As adjusted net tangible book value per share as of March 31, 2018, after giving effect to this offering		$0.77

Dilution per share to new investors in the offering		$0.56

The table above assumes for illustrative purposes that an aggregate of 1,240,602 shares of our common stock are sold at a price of $1.33 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on July 20, 2018, for aggregate gross proceeds of $1,650,000. The shares, if any, sold in this offering will be sold from time to time at various prices. This information is supplied for illustrative purposes only.

The above discussion and table are based on 6,536,046 shares of our common stock outstanding as of March 31, 2018 and exclude the following, as of that date:

●	806,452 shares of common stock issued in a private placement offering in April 2018;

●	618,740 shares of common stock issuable upon exercise of outstanding stock options with a weighted average exercise price of $6.65 per share;

●	821,202 shares of common stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $15.02 per share; and

●	231,260 additional shares of common stock reserved for future issuance under our equity incentive plan.

S-7

PLAN OF DISTRIBUTION

We have entered into a sales agreement with H.C. Wainwright, under which we may issue and sell from time to time our shares of common stock and related preferred stock purchase rights through H.C. Wainwright as our sales agent. Upon our delivery of a placement notice to H.C. Wainwright pursuant to the sales agreement and subject to the terms of the sales agreement, H.C. Wainwright may sell our common stock by any method in sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act.

H.C. Wainwright will offer our common stock at prevailing market prices subject to the terms and conditions of the sales agreement as agreed upon by us and H.C. Wainwright. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in the time period and any minimum price below which sales may not be made. Subject to the terms and conditions of the sales agreement, H.C. Wainwright will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. Either H.C. Wainwright or we may suspend the offering of our common stock being made under the sales agreement upon proper notice to the other party.

Under the terms of the sales agreement, we may also sell our common stock to H.C. Wainwright, as principals for their own accounts, at a price negotiated at the time of sale.

We will pay commissions to H.C. Wainwright for their services in acting as agent in the sale of our common stock at a commission rate of up to 5.0% of the gross sale price per share sold. We estimate that the total expenses for this offering, excluding commissions payable under the sales agreement, will be approximately $100,000. We have agreed to reimburse H.C. Wainwright their reasonable out-of-pocket expenses, including attorneys’ fees in an amount not to exceed $50,000 in the aggregate, which amount is included in the estimated total expenses for this offering.

Additionally, pursuant to the terms of the sales agreement, we agreed to reimburse H.C. Wainwright for the documented fees and costs of its attorneys reasonably incurred in connection with H.C. Wainwright’s ongoing diligence, drafting and other filing requirements arising from the transactions contemplated by the sales agreement in an amount not to exceed $2,500 in the aggregate per calendar quarter.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on another date that is agreed upon by us and H.C. Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, H.C. Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to H.C. Wainwright against certain civil liabilities, including liabilities under the Securities Act.

This offering will terminate upon the earlier of (1) the issuance and sale of all shares of our common stock covered by this prospectus supplement and (2) the termination of the sales agreement as permitted therein.

H.C. Wainwright and each of its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, H.C. Wainwright will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement. This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. We will file a copy of the sales agreement with the SEC on a Current Report on Form 8-K.

S-8

EXPERTS

The consolidated balance sheets of MYOS RENS Technology Inc. and Subsidiary as of December 31, 2017 and 2016, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the two years in the period ended December 31, 2017 and the related notes (collectively referred to as the “financial statements”) have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as stated in their report dated March 27, 2018, as included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Ellenoff Grossman & Schole LLP has passed upon the validity of the securities offered by this prospectus supplement. Duane Morris LLP, New York, New York, is counsel for H.C. Wainwright in connection with this offering.

INFORMATION INCORPORATED BY REFERENCE

This prospectus supplement is part of a registration statement on Form S-3. The SEC allows this filing to “incorporate by reference” information that we previously have filed with the SEC. This means we can disclose important information to you by referring you to other documents that we have filed with the SEC. The information that is incorporated by reference is considered part of this prospectus supplement, and information that we file later will automatically update and may supersede this information. For further information about our company and the securities being offered, you should refer to the registration statement and the following documents that are incorporated by reference:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 27, 2018;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed with the SEC on May 9, 2018;

●	Our Current Reports on Form 8-K filed with the SEC on April 27, 2018, May 9, 2018 and July 24, 2018;

●	The description of our common stock contained in our Form 8-A filed on July 9, 2014 and as it may be further amended from time to time; and

●	The description of our Series A preferred stock purchase rights contained in our Form 8-A filed on February 14, 2017 and as it may be further amended from time to time.

All documents filed by us subsequent to those listed above with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act following the date of filing of the registration statement of which this prospectus supplement is a part and prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of such documents. The information relating to our company contained in this prospectus supplement does not purport to be comprehensive and should be read together with the information contained in the incorporated documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of all documents that are incorporated by reference in this prospectus supplement by writing or telephoning us at the following address and number: MYOS RENS Technology Inc., 45 Horsehill Road, Suite 106 Cedar Knolls, New Jersey, (973) 509-0444. We will provide copies of all documents requested (not including exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents or this prospectus supplement) without charge.

You should rely only on the information provided in and incorporated by reference into this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of these documents.

S-9

Prospectus

MYOS RENS TECHNOLOGY INC.

$75,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

UNITS

We may offer and sell from time to time, in one or more series, any one of the following securities of our company, for total gross proceeds of up to $75,000,000:

●	common stock;

●	preferred stock;

●	debt securities (which may be senior or subordinated, convertible or non-convertible, secured or unsecured);

●	purchase contracts;

●	warrants to purchase our securities;

●	subscription rights to purchase any of the foregoing securities; and

●	units comprised of the foregoing securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings. When we decide to sell a particular class or series of those securities, we will provide specific terms of the securities, including the initial offering price and the aggregate amount of the offering, in one or more supplements to this prospectus.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is traded on the Nasdaq Capital Market under the symbol “MYOS.” The last reported sale price of our common stock on the Nasdaq Capital Market on May 9, 2018 was $1.55 per share. The aggregate market value of our common stock held by non-affiliates was $7,577,908, based on 7,473,723 shares of common stock outstanding, of which 4,889,473 are held by non-affiliates, and a closing sale price on the Nasdaq Capital Market of $1.55 on May 9, 2018. We have sold securities with aggregate gross proceeds of $1,544,021 pursuant to General Instruction I.B.6. of Form S-3 during the twelve calendar months prior to the date of this prospectus.

Investing in our securities involves certain risks. You should carefully read and consider the section entitled “Risk Factors” on page 16 and the risk factors included in our periodic reports filed with the Securities and Exchange Commission and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before making your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 15, 2018.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. In this prospectus, unless the context indicates otherwise, the terms “Company,” “we,” “us,” and “our” refer to MYOS RENS Technology Inc., a Nevada corporation, and its subsidiaries.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Dollar amounts in this prospectus are in thousands, unless otherwise indicated.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein or therein include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21B of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical fact contained or incorporated by reference in this prospectus are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, business prospectus, growth strategy and liquidity. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions and our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q filed with the SEC.

The forward-looking statements speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements unless required by law. You should not place undue reliance on these forward-looking statements.

You should carefully read the factors described in the “Risk Factors” section of any prospectus supplement or other offering material, as well as any risks described in the documents incorporated by reference into this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements. You should understand that it is not possible to predict or identify all such factors and that this list should not be considered a complete statement of all potential risks and uncertainties. You should also realize that if the assumptions we have made prove inaccurate or if unknown risks or uncertainties materialize, actual results could vary materially from the views and estimates included or incorporated by reference in this prospectus.

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BUSINESS

Overview

We are an emerging bionutrition and biotherapeutics company focused on the discovery, development and commercialization of products that improve muscle health and function essential to the management of sarcopenia, cachexia and degenerative muscle diseases, and as an adjunct to the treatment of obesity. As used in this prospectus, the “Company”, “MYOS”, “our”, or “we” refers to MYOS RENS Technology Inc. and its wholly-owned subsidiary, unless the context indicates otherwise.

We were incorporated under the laws of the State of Nevada on April 11, 2007. On March 17, 2016, we merged with our wholly-owned subsidiary and changed our name from MYOS Corporation to MYOS RENS Technology Inc. Prior to February 2011, we did not have any operations and did not generate revenues. In February 2011, we entered into an intellectual property purchase agreement pursuant to which our subsidiary purchased from Peak Wellness, Inc., or Peak, the intellectual property pertaining to Fortetropin®, a dietary supplement that has been shown in clinical studies to temporarily decrease the levels of serum myostatin, MYO-T12, a proprietary formulation containing Fortetropin®, certain trademarks, trade secrets, patent applications and certain domain names.

Since February 2011, our principal business activities have been to: (i) deepen our scientific understanding of the activity of Fortetropin®, which refers to a proprietary proteo-lipid composition derived from fertilized eggs of specific chicken species processed using a patented methodology which preserves the bioactivity of the constituent proteins and lipids, specifically as a natural, reversible, temporary reducing agent of myostatin, and to leverage this knowledge to strengthen and build our intellectual property; (ii) conduct research and development activities to evaluate myostatin modulation in a range of both wellness and disease states; (iii) identify other products and technologies which may broaden our portfolio and define a business development strategy to protect, enhance and accelerate the growth of our products; (iv) reduce the cost of manufacturing through process improvement; (v) identify contract manufacturing organizations that can fully meet our future growth requirements; (vi) develop a differentiated and advantaged consumer positioning, brand name and iconography; and, (vii) create sales and marketing capabilities to maximize near-term and future revenues.

We believe that existing wellness and therapeutic targets, such as myostatin, represent a rational entry point for additional drug discovery efforts and are evaluating a separate, concurrent objective in this area. We continue to pursue additional distribution and branded sales opportunities. We expect to continue developing our own core branded products in markets such as functional foods, sports and fitness nutrition and rehabilitation and restorative health and to pursue international sales opportunities. There can be no assurance that we will be able to secure distribution arrangements on terms acceptable to us, or that we will be able to generate significant sales of our current and future branded products.

Our executive offices are currently located at 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927 and our telephone number is (973) 509-0444. Our corporate website address is http://www.myosrens.com and our new muscle health education and product website is http://www.qurr.com. Neither the information on our current or future website is, nor shall such information be deemed to be, a part of this prospectus or incorporated in filings we make with the Securities and Exchange Commission.

General

Following our purchase of Fortetropin® in February 2011, we have been focusing on the discovery, development, and commercialization of nutritional ingredients, functional foods, therapeutic products, and other technologies aimed at maintaining or improving the health and performance of muscle tissue. Our officers, directors and members of our Scientific Advisory Board, including Dr. Robert Hariri, Dr. Louis Aronne, Dr. Neilank Jha and Dr. Caroline Apovian, have significant research and development experience.

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Fortetropin® is our proprietary all-natural food ingredient clinically shown to increase muscle size, lean body mass and strength as part of resistance training.  Fortetropin® is made from fertilized chicken egg yolks using a proprietary process that retains the biological integrity and bioactivity of the product.  In an animal study, Fortetropin® was shown to up-regulate muscle building pathways and down-regulate muscle degrading pathways. While Fortetropin® is our first proprietary ingredient, we plan to discover, develop, formulate and/or acquire additional products in the future.

We are developing nutritional and therapeutic products aimed at maintaining and improving the health and performance of muscle tissue. Our research is focused on developing strategies and therapeutic interventions to address muscle related conditions including sarcopenia, cachexia, and inherited and acquired muscle diseases as described in more detail below.

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Sarcopenia is a degenerative process characterized by the progressive loss of muscle mass with advancing age. The loss of muscle affects all individuals regardless of ethnicity or gender although the rate and degree of muscle loss varies between individuals and is affected by many factors. Those individuals who have lost significant amounts of muscle mass and strength often require assistance for accomplishing daily living activities, which has a significant economic burden on a nation’s healthcare system and impacts the overall economy. In addition to the many direct costs, sarcopenia adversely affects the overall quality of life.

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Cachexia is a syndrome that occurs in many diseases such as cancer, chronic heart failure, chronic kidney failure and AIDS. It is characterized by a significant loss of body weight as a consequence of pathological changes in different metabolic pathways, with the loss of muscle mass as the core component of the syndrome. Cachexia leads to a poor quality of life and increased mortality. As skeletal muscle is diminished, individuals experience a reduced ability to move, a loss of strength, and an increase in conditions associated with immobility such as thrombosis, pneumonia, respiratory failure and ultimately death. Weight loss is an important prognosticator in cancer therapy with the greater the weight loss, generally the shorter the survival time. Weight loss in cancer patients due to cachexia arises from the loss of both adipose tissue and skeletal muscle.

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Inherited and acquired muscle diseases, such as muscular dystrophy and muscle dysfunction that occur as a consequence of denervation such as seen in amyotrophic lateral sclerosis (ALS), are conditions marked by the progressive deterioration of muscle tissue that results in weakness and impairs normal function. These diseases are typified by difficulty with walking, balance, and coordination with many such diseases affecting speech, swallowing, and breathing. There are currently very few treatment options for most degenerative muscle diseases.

Myostatin

Myostatin, which is a natural regulatory protein, plays a central role in skeletal muscle health. Interest in myostatin continues to grow within the medical community. Research on animals and humans with genetic deficiency for producing myostatin have shown an increased muscle mass, suggesting that myostatin is responsible for down-regulating muscle growth and development.

A 1997 article in the journal Nature first described the discovery of a novel member of the transforming growth factor-β (TGF-β) superfamily of growth and differentiation factors. This factor was expressed specifically in adult skeletal muscle and referred to as growth/differentiation factor-8 (GDF-8) (McPherron et al., 1997). The researchers created “knockout” mice, whereby they disrupted the expression of GDF-8 throughout the organism, with the resulting mice showing a large and widespread increase in skeletal muscle mass. Individual muscles of mutant animals weighted 2-3 times more than those of wild-type animals, with the increase a result of both muscle cell hypertrophy and hyperplasia. The newly created mice were subsequently named “mighty mice”. Based on the phenotype, the researchers dubbed the newly discovered protein myostatin.

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This work suggests myostatin exerts an effect on both muscle hypertrophy and hyperplasia, as myostatin knock-out “mighty mice” were shown to have an increase in both the number of muscle fibers and in fiber sizes. Hypertrophy refers to the enlargement of a tissue or organ due to the enlargement of its component cells. In contrast, hyperplasia refers to an increase in the number of cells or a proliferation of cells. Both of these processes can lead to enlargement of an organ.

Skeletal muscle is the primary producer of myostatin, where it is secreted into the blood stream and acts as a negative regulator of muscle differentiation and growth. The protein begins as a 375 amino acid dimer that is cleaved by proteases to a 109 amino acid active domain. The active form of the protein binds to activin type II receptors, ActRIIA and ActRIIB (Lee et al., 2001). Binding to the receptors initiates a signaling cascade that results in an increase in protein breakdown and subsequent inhibition of protein synthesis.

Clinical Research to Evaluate Effects of Fortetropin®

In March 2013, we completed a human clinical trial which demonstrated the beneficial effects of Fortetropin® in suppressing free serum myostatin levels. In this double blind, randomized, placebo-controlled, parallel, single dose study involving 12 healthy adult male subjects per arm, test subjects in the active arm were administered a 6.6 gram dose of Fortetropin® mixed with vanilla fat free/sugar free pudding. An equal amount of vanilla fat free/sugar free pudding alone was given to the placebo arm. Blood samples were collected at baseline (before dosing) and at 6, 12, 18, and 24 hours post dose intervals for measurement of myostatin blood concentration. Results demonstrated greater than 30% decrease in serum myostatin levels compared to baseline during the 24 hour period. No study related adverse events were reported during this study.

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In another study performed on our behalf at the University of Tampa, a randomized, double-blind, placebo-controlled trial examined the effects of Fortetropin® on skeletal muscle growth, lean body mass, strength, and power in recreationally trained individuals who rely heavily on satellite cell activation. Forty-five subjects were divided into placebo, 6.6 gram and 19.8 gram dosing arms of Fortetropin® daily for a period of 12 weeks. All exercise sessions were conducted and monitored by trained personnel. Standardized diets consisted of roughly 54% carbohydrates, 22% fat and 24% protein. There were no differences in total calories and macronutrients between groups. Dual emission X-ray absorptiometry (DEXA) was utilized to measure lean body mass and fat mass. Direct ultrasound measurements determined muscle thickness of the quadriceps.

Results demonstrated a statistically significant increase in both muscle thickness and lean body mass in subjects taking Fortetropin® but not in subjects taking a placebo. Strength and power endpoints, as measured by bench press, leg press and Wingate power, significantly increased from baseline in all study groups. No study related adverse events were reported during the study.

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* p <0.05 post measurement compared to pre

Association between Muscular Strength and Mortality

In a clinical study at the Karolinska Institutet’s Department of Biosciences and Nutrition at NOVUM, Unit for Preventive Nutrition, in Huddinge, Sweden, 8,762 men aged 20-80 were evaluated over an average period of 18.9 years in a prospective cohort study to measure the association between muscular strength and mortality in men. After adjusting for age, physical activity, smoking, alcohol intake, body mass index, baseline medical conditions, and family history of cardiovascular disease, the study found that muscular strength is inversely and independently associated with deaths from all causes and cancer in men. The findings were valid for men of normal weight, those who were overweight, and younger or older men, and were valid even after adjusting for several potential confounders, including cardiorespiratory fitness. This study extends previous studies that showed the importance of muscular strength as a predictor of death from all causes, cardiovascular disease, and cancer in a large cohort of men. Several prospective studies have also shown that muscular strength is inversely associated with all-cause mortality. These data suggests that muscular strength adds to the protective effect of cardiorespiratory fitness against the risk of death in men. Moreover, it might be possible to reduce all-cause mortality among men by promoting regular resistance training.

WADA Compliance

Fortetropin® has received Certified Drug Free® certification from the Banned Substances Control Group (BSCG). The BSCG Certified Drug Free® program is a comprehensive certification program for the dietary supplement industry and includes screening for substances prohibited by the World Anti-Doping Agency (WADA) along with most U.S. professional sports leagues. WADA is a foundation created through a collective initiative led by the International Olympic Committee to promote, coordinate and monitor the fight against drugs in sports.

Research and Development

As an advanced nutrition and biotherapeutics company, we are dedicated to basic and clinical research that supports our existing and future product portfolio. We are focused on the following areas of research:

Basic Research

●	Biochemical characterization of Fortetropin®, including cutting edge proteomic and lipidomic approaches

●	Novel biotherapeutics products

●	Computational design of novel peptide inhibitors of myostatin

●	Identifying proteins, peptides, and lipids responsible for pro-myogenic activity

●	Pro-myogenic activity of novel bioactive molecules and formulations

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Pre-Clinical Research

●	Effect of Fortetropin® to reverse disuse atrophy in dogs after orthopedic surgery to repair the cranial cruciate ligament (CCL)

●	PK/PD studies of novel bioactive molecules with pro-myogenic activity

Clinical Research

●	Effect of Fortetropin® on lean muscle mass, thickness and strength in older adults

●	Effect of Fortetropin® on muscle function and recovery after orthopedic procedures

●	We expect our investment in research and development to continue in the future

Our research program is actively evaluating the many active proteins, lipids and peptides in Fortetropin®. We believe our research programs will establish a basis for the continued prosecution of patent applications in order to protect and augment our intellectual property assets. We are dedicated to protecting our innovative technology.

Clinical and Basic Research Programs

We invest in research and development activities externally through academic and industry collaborations aimed at enhancing our products, optimizing manufacturing and broadening the product portfolio. We have developed the following collaborations with various academic centers:

●	In May 2018, we entered into a research agreement with Weill Cornell Medical College to study the efficacy of Fortetropin® in preventing weight and muscle loss associated with cancer in a mouse model of lung cancer. We anticipate that the study will be completed and the results announced in the first quarter of 2019.

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In March 2018, we entered into a research agreement with Rutgers University, The State University of New Jersey, to work with Rutgers researchers in a program focused on discovering compounds and products for improving muscle health and performance.

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In December 2017, we entered into an agreement with the University of California, Berkeley’s Department of Nutritional Sciences & Toxicology.  The research project will study the effects of Fortetropin® on increasing the fractional rate of skeletal muscle protein synthesis in men and women between 60 and 75 years old. The Principal Investigator for this clinical study is William J. Evans, PhD, Adjunct Professor of Human Nutrition at the Department of Nutritional Sciences & Toxicology at the University of California, Berkeley campus. Professor Evans, a leading authority in muscle health research, will coordinate the activities of a multi-disciplinary team of scientists and physicians. In this randomized, double-blind, placebo-controlled clinical study, 20 subjects, men and women 60 – 75 years of age, will consume either Fortetropin® or a placebo for 21 days along with daily doses of a heavy water tracer.  After 21 days, a micro-biopsy will be collected from each subject to determine the fractional rate of muscle protein synthesis.  MYOS anticipates the clinical study will be completed and its results announced in the second half of 2018.

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In April 2017, we entered into an agreement with the College of Veterinary Medicine at Kansas State University to study the impact of Fortetropin® on reducing muscle atrophy in dogs after tibial-plateau-leveling osteotomy (TPLO) surgery to repair the cranial cruciate ligament (CCL). The study is expected to be completed by the end of the second quarter of 2018.

●	In May 2015, we initiated a dose response clinical study led by Jacob Wilson, Ph.D., CSCS*D, Professor of Health Sciences and Human Performance at the University of Tampa, to examine the effects of Fortetropin® supplementation on plasma myostatin levels at various dosing levels in young adult males and females. This study is intended to help us better define the dose response curve, the minimal effective dose and effects of Fortetropin® on serum myostatin. In this double blind placebo controlled clinical study, 80 male and female subjects ranging in ages between 18 and 22 were randomized into four groups such that no significant differences in serum myostatin concentration existed between groups. Following assignment to one of the four groups, blood samples were collected to establish baseline values. Subjects were subsequently supplemented with three different doses of Fortetropin® (2.0g, 4.0g and 6.6g) and a matching placebo for one week. Following one week of supplementation, blood samples were collected and serum myostatin levels were assayed. Results demonstrated that Fortetropin® is effective as a myostatin reducing agent at daily doses of 4.0g and 6.6g. This research, which continues to build upon our current understanding of Fortetropin®, may result in the formulation of new products. An abstract of this study was presented at the 2016 International Conference on Frailty & Sarcopenia Research (Philadelphia, PA) in April 2016.

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●	In August 2014, we entered into a research agreement with Human Metabolome Technologies America, Inc., (“HMT”), to apply their proprietary, state-of-the-art capillary electrophoresis-mass spectrometry (CE-MS) technologies to characterize the metabolomic profiles of plasma samples obtained from healthy male subjects who used either Fortetropin® or placebo with the goal of identifying metabolites with pro-myogenic activity in the plasma samples of subjects who took Fortetropin® as well as examining the effect on glucose and fat metabolism. HMT used a metabolite database of over 290 lipids and over 900 metabolites to identify potential plasma biomarkers of muscle growth. The study was completed during the fourth quarter of 2014. Initial data from this study indicated that subjects who received Fortetropin® displayed differential metabolomic profiles relative to subjects who received placebo. The results of this study enhance our understanding of the mechanism of action of Fortetropin® and provides guidance for the development of biotherapeutics based on Fortetropin®. Additionally, the early indications of plasma biomarkers may guide future study design for Fortetropin® clinical trials by identifying clinically-relevant endpoints and potential stratification of patient populations. The results from this study were presented at the Sarcopenia, Cachexia and Wasting Disorders Conference (Berlin, Germany) in December 2016.

●	In May 2014, we entered into an agreement with the University of Tampa to study the effects of Fortetropin® supplementation in conjunction with modest resistance training in18-21 year old males. The study was a double-blind, placebo-controlled trial which examined the effects of Fortetropin® on skeletal muscle growth, lean body mass, strength, and power in recreationally trained males. Forty-five subjects were divided into placebo, 6.6g and 19.8g dosing arms of Fortetropin® daily for a period of 12 weeks. Results demonstrated a statistically significant increase in both muscle thickness and lean body mass in subjects taking Fortetropin® but not in subjects taking placebo. The clinical study also analyzed blood myostatin and cytokines levels via high-sensitivity enzyme-linked immunosorbent assay (“ELISA”) based analysis. Serum was analyzed for a plethora of relative cytokine levels via high-sensitivity enhanced chemiluminescent-based methods. The Interferon-Gamma (“IFN-γ”) inflammatory cytokine protocol screening showed no statistically significant changes in serum levels of IFN-γ for subjects in the placebo group. However, subjects in both Fortetropin® daily dosing arms experienced statistically significant decreases (p < 0.05) in serum levels of the IFN-γ inflammatory cytokine. IFN-γ is recognized as a signature pro-inflammatory cytokine protein that plays a central role in inflammation and autoimmune diseases. Excess levels of inflammatory cytokines are associated with muscle-wasting diseases such as sarcopenia and cachexia. The lipid serum safety protocol demonstrated that daily use of Fortetropin® at recommended and three times the recommended dose had no adverse lipid effect and did not adversely affect cholesterol, HDL or triglyceride levels. Data from the study was presented at the American College of Nutrition’s 55th annual conference. A separate mechanism of action study at the University of Tampa demonstrated that in addition to reducing serum myostatin levels, Fortetropin® showed activity in mTOR and Ubiquitin pathways, two other crucial signaling pathways in the growth and maintenance of healthy muscle. Specifically, the preclinical data showed that Fortetropin® up-regulates the mTOR regulatory pathway. The mTOR pathway is responsible for production of a protein kinase related to cell growth and proliferation that increases skeletal muscle mass. Up-regulation of the mTOR pathway is important in preventing muscle atrophy. We believe Fortetropin®’s ability to affect the mTOR pathway may have a significant impact in treating patients suffering from degenerative muscle diseases and suggests that Fortetropin®-based products may help slow muscle loss secondary to immobility and denervation. The preclinical data also demonstrated that Fortetropin® acts to reduce the synthesis of proteins in the Ubiquitin Proteasome Pathway, a highly selective, tightly regulated system that serves to activate muscle breakdown. Over-expression of the Ubiquitin Proteasome Pathway is responsible for muscle degradation. We believe Fortetropin®’s ability to regulate production in the Ubiquitin Proteasome Pathway may have significant implications for repairing age-related muscle loss and for patients suffering from chronic diseases such as cachexia.

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In May 2014, we entered into a three-year master service agreement with Rutgers University. The initial phase under the agreement was to develop cell-based assays for high-throughput screening studies of next generation myostatin inhibitors. Additionally, we initiated a second phase of the agreement to develop a secondary assay for measuring myostatin activity using a genetically engineered muscle cell line that fluoresce in the presence of myostatin. Phase I and II were completed in 2015. We believe the assays developed will enable us to elucidate the specific molecules in Fortetropin® that impart activity as it relates to the development of muscle tissue.

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The foregoing agreements are an integral part of our business strategy and we believe they will provide a clear scientific rationale for Fortetropin®’s role as an advanced nutritional product and support its use in different medical and health applications in the future.

We are also building a small molecule and biologics discovery program aimed at regulators of myostatin synthesis and activation and the different pathways that act upon muscle development. In July 2014, we entered into a research and development agreement with Cloud Pharmaceuticals, Inc., (“Cloud”), to discover product candidates related to the inhibition of targets in the myostatin regulatory pathway as well as inflammatory mediators associated with sarcopenia and cachexia. Cloud utilizes cloud computing technology to identify and design small molecule drug candidates based on their proprietary Inverse Design drug discovery platform. The research is focusing on the development of product candidates related to the myostatin pathway. Cloud has identified several peptides that may have myostatin inhibition properties based on computational modeling. We intend to evaluate the physiological activity of these peptides on myostatin.

We intend to pursue additional clinical studies and medical research to support differentiated and advantaged marketing claims, to build and enhance our competitive insulation through an aggressive intellectual property strategy, to develop product improvements and new products in consumer preferred dosage forms, to enhance overall marketing, to establish a scientific foundation for therapeutic applications for our technology, and to pursue best in class personnel.

Market Overview

According to the Natural Marketing Institute, the Dietary Supplement, Functional Food and Beverage, and Natural Personal Care markets represent more than $250 billion in annual worldwide sales. The global market for functional foods alone in 2017 was worth an estimated $54 billion. In 2018, it is expected to continue to grow and the United States is expected to be the fastest growing market for functional foods. The global sports nutrition market was valued at $30.7 billion in 2017, and is expected to grow at a compounded annual growth rate of 8.1% during the period from 2018 to 2022 up to $45 billion. We believe our proprietary ingredient, Fortetropin®, which is the only clinically proven natural supplement available in the market that temporarily reduces free serum myostatin level, is well-positioned to market to a wide base of consumers looking for nutritional and performance maximization as well as for wellness and maintenance products as they age. Additionally, the medical community has increased its focus on muscle health, specifically focusing on the aging U.S. population that can benefit most from myostatin modulation.

We believe the combination of the foregoing marketplace characteristics, combined with the experience of our directors and our management team and our current and future products, will enable our business model to succeed.

Strategy

Our strategy is to understand the complex genetic and molecular pathways regulating muscle mass and function as well as other disease mechanisms. Understanding the impact of complex regulatory pathways which act to build and maintain healthy lean muscle is central to our biotherapeutic research. We are developing nutritional products that target specific mechanisms to promote muscle health in ways that cannot be met by other diets or lifestyle changes.

We will seek to gain market share for our core branded products in functional foods, sports and fitness nutrition and rehabilitation and restorative health verticals by (i) formulating and developing new and complementary product lines, (ii) expanding U.S. distribution by increasing the channels of sale, (iii) expanding distribution geography beyond the U.S. and (iv) seeking strategic relationships with other distributors. Our strategy is to utilize the revenue and awareness generated by the sales and marketing of Fortetropin® to further advance our research and development of therapeutic treatments for muscular disorders, including sarcopenia.

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Marketing, Sales and Distribution

Our commercial focus is to leverage our clinical data to develop multiple products to target the large, but currently underserved markets focused on muscle health. The sales channels through which we sell our products are evolving. The first product we introduced was MYO-T12, which was sold in the sports nutrition market. MYO T-12 is a proprietary formula containing Fortetropin® and other ingredients. The formula was sold under the brand name MYO-T12 and later as MYO-X through an exclusive distribution agreement with Maximum Human Performance (“MHP”). The exclusive distribution agreement with MHP terminated in March 2015 and there were no subsequent sales to MHP.

In February 2014, we expanded our commercial operations into the age management market through a distribution agreement with Cenegenics Product and Lab Services, LLC (“Cenegenics”), under which Cenegenics distributed and promoted a proprietary formulation containing Fortetropin® through its age management centers and its community of physicians focused on treating a growing population of patients focused on proactively addressing age-related health and wellness concerns. The distribution agreement with Cenegenics expired in December 2016. As of December 31, 2016 we recognized all of the deferred revenue. In 2017, we recorded $200 of sales to Cenegenics.

During the second quarter of 2015 we launched Rē Muscle HealthTM, our own direct-to-consumer brand with a portfolio of muscle health bars, meal replacement shakes and daily supplement powders each powered by a full 6.6 gram single serving dose of Fortetropin®. Our Rē Muscle Health products were sold through our e-commerce website, remusclehealth.com, and amazon.com until March 2017 when we introduced our new Qurr line of products.

In March 2017, we launched Qurr, a Fortetropin®-powered product line formulated to support the vital role of muscle in overall well-being as well as in fitness. Qurr is a line of flavored puddings, powders, and shakes for daily use. Our Qurr line of muscle-focused over-the-counter products are available through a convenient, direct-to-consumer e-commerce platform. All Qurr products contain Fortetropin®, our proprietary ingredient which has been clinically demonstrated to reduce serum myostatin levels which helps increase muscle size and lean body mass in conjunction with resistance training.

In April 2018, we received the prestigious Certified for Sport® certification from NSF International for our new sports nutrition product line YolkedTM, an advanced nutrition product based on Fortetropin® that will be marketed specifically to competitive athletes.

We expect to launch our Fortetropin based pet product in the near future. Two veterinarian hospitals, which performed some informal observational studies with older dogs experiencing muscle atrophy and saw positive results after taking our pet product, are seeking to purchase our product. We believe that the positive feedback we are receiving from these two hospitals, together with the potential results from our Kansas State University study, will enable us to launch and grow our pet business product line.

We continue to pursue additional distribution and branded sales opportunities. There can be no assurance that we will be able to secure distribution arrangements on terms acceptable to us, or that we will be able to generate significant sales of our current and future branded products. We expect to continue developing our own core branded products in markets such as functional foods, sports and fitness nutrition and to pursue international sales opportunities. The growing awareness of the potential uses of myostatin reducing ingredients supports continued development of our own core products. We remain committed to continuing our focus on various clinical trials in support of enhancing our commercial strategy as well as enhancing our intellectual property assets, to develop product improvements and new products, and to reduce the cost of our products by finding more efficient manufacturing processes and contract manufacturers.

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Intellectual Property

We have adopted a comprehensive intellectual property strategy, the implementation of which is ongoing. We are focusing our efforts on ensuring our current commercial products and processes, and those currently under development, are being protected to the maximum extent possible. We are in the process of filing multiple patent applications in the United States and abroad, and we are currently prosecuting pending patent applications in the United States, all of which are directed towards our compositions and methods of manufacturing the same. In addition to a proactive protection strategy, we are conducting defensive due diligence to ensure our products and processes do not encroach upon the rights of third parties. Moreover, we are also engaged in a survey of the intellectual property landscape of potential competitors, and are devising a proactive path to stay ahead of such potential competitors.

In August 2014, the U.S. Patent and Trademark Office, or USPTO, issued U.S. Patent No. 8,815,320 B2 to us covering our proprietary methods of manufacturing Fortetropin®. The patent entitled “Process for Producing a Composition Containing Active Follistatin,” provides intellectual property protection for manufacturing Fortetropin®, the key ingredient in our core commercial muscle health products, and carries a patent term through early 2033. Additionally, we are currently prosecuting a core patent application covering the basic science on which our business was built, which is currently undergoing examination at the USPTO. The scope of this application covers the various applications of avian follistatin products and the benefits thereof. In particular, this application is focused on the composition currently in our commercially available Fortetropin®-powered products and the known benefits thereof.

We intend to file as many applications as possible as continuation/divisional/continuation-in-part applications. Several additional pending patent applications that we are pursuing include:

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Method of obtaining effective amounts of avian follistatin - covering a method of controlling the amount of avian follistatin and the concentrations thereof within a product by extracting the proteins from various parts of fertilized and unfertilized avian eggs.

●	Methods of treating degenerative muscle disease – covering methods of treating various degenerative muscle diseases, such as sarcopenia, with avian egg-based products and the compositions thereof.

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Methods and products for increasing muscle mass – covering various combinations of proteins, lipids and other molecules, which are active in the natural form of our core commercial products, which may be combined in advantageous amounts to yield improved products and methods for increasing muscle mass.

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Egg-based product containing hydroxymethylbutyrate, or HMB, for the treatment of degenerative muscle disease – covering a line of products combining avian egg-based products with HMB for improved treatment of degenerative muscle diseases and the methods of treating the same.

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Egg-based product containing leucine for treatment of degenerative muscle disease - covering a line of products combining avian egg-based products with leucine for improved treatment of degenerative muscle diseases and the methods of treating the same.

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Methods of treatment of degenerative muscle disease using egg-based products and testosterone replacement therapy – covering methods of treating degenerative muscle disease in combination with testosterone replacement therapy for improved results.

●	Methods of treatment of cancer using avian egg powder.

●	Methods of treatment of insulin resistance and Type II diabetes using avian egg powder.

●	Methods of treatment of neurological diseases using avian egg powder.

●	Method of enhancing overall health and longevity using avian egg powder.

In addition to patent protection, we are also engaged in protecting our brands, including corporate brands and product brands, and have sought trademark registrations in the United States for the same. We have implemented a clearance strategy for new brands that we intend to launch, to ensure any risk of encroaching on the rights of third parties is minimized.

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We regard our trademarks and other proprietary rights as valuable assets and believe that protecting our key trademarks is crucial to our business strategy of building strong brand name recognition. These trademarks are crucial elements of our business, and have significant value in the marketing of our products. Federally registered trademarks have a perpetual life, provided that they are maintained and renewed on a timely basis and used correctly as trademarks, subject to the rights of third parties to attempt to cancel a trademark if priority is claimed or there is confusion of usage. We rely on common law trademark rights to protect our unregistered trademarks. Common law trademark rights generally are limited to the geographic area in which the trademark is actually used, while a United States federal registration of a trademark enables the registrant to stop the unauthorized use of the trademark by third parties in the United States. Much of our ongoing work, including our research and development, is kept highly confidential. As such, we have adopted corporate confidentiality policies that comply with the Uniform Trade Secrets Act and the New Jersey Trade Secret Act to protect our most valuable intellectual property assets.

Regulatory Environment

The importing, manufacturing, processing, formulating, packaging, labeling, distributing, selling and advertising of our current and future products may be subject to regulation by one or more federal or state agencies. The Food and Drug Administration, or the FDA, has primary jurisdiction over our products pursuant to the Federal Food, Drug and Cosmetic Act, as amended by the Dietary Supplement and Health Education Act, or the FDCA, and the regulations promulgated thereunder. The FDCA provides the regulatory framework for the safety and labeling of dietary supplements, foods and medical foods. In particular, the FDA regulates the safety, manufacturing, labeling and distribution of dietary supplements. In addition, the Animal Plant Health and Inspection Service, or APHIS, regulates the importation of our primary product from Germany. The Federal Trade Commission, or the FTC, and the FDA share jurisdiction over the promotion and advertising of dietary supplements. Pursuant to a memorandum of understanding between the two agencies, the FDA has primary jurisdiction over claims that appear on product labels and labeling and the FTC has primary jurisdiction of product advertising.

The term “medical foods” does not pertain to all foods fed to sick patients. Medical foods are prescription foods specially formulated and intended for the dietary management of a disease that has distinctive nutritional needs that cannot be met by normal diet alone. They were defined in the FDA’s 1988 Orphan Drug Act Amendments and are subject to the general food safety and labeling requirements of the FDCA but are exempt from the labeling requirements for health claims and nutrient content claims under the Nutrition Labeling and Education Act of 1990. Medical foods are distinct from the broader category of foods for special dietary use and from traditional foods that bear a health claim. In order to be considered a medical food, a product must, at a minimum, be a specially formulated and processed product (as opposed to a naturally occurring food in its natural state) for oral ingestion or tube feeding (nasogastric tube), be labeled for the dietary management of a specific medical disorder, disease or condition for which there are distinctive nutritional requirements and be intended to be used under medical supervision.

Compliance with applicable federal, state, and local laws and regulations is a critical part of our business. We endeavor to comply with all applicable laws and regulations. However, as with any regulated industry, the laws and regulations are subject to interpretation and there can be no assurances that a government agency would necessarily agree with our interpretation of the governing laws and regulations. Moreover, we are unable to predict the nature of such future laws, regulations, interpretations or applications, nor can we predict what effect additional governmental regulations or administrative orders, when and if promulgated, would have on our business in the future. These regulations could, however, require the reformulation of our products to meet new standards, market withdrawal or discontinuation of certain products not able to be reformulated. The risk of a product recall exists within the industry although we endeavor to minimize the risk of recalls by distributing products that are not adulterated or misbranded. However, the decision to initiate a recall is often made for business reasons in order to avoid confrontation with the FDA.

Our products are required to be prepared in compliance with the FDA’s Good Manufacturing Practices, or GMPs, as set forth in 21 CFR Part 111. Fortetropin®, the active ingredient in our products, must be imported into the United States in conformance with USDA-APHIS’s requirements for egg products. Other statutory obligations include reporting all serious adverse events on a Medwatch Form 3500A. To date, we have not filed a Medwatch Form 3500A with the FDA nor have we been placed on notice regarding any serious adverse events related to any of our products. Since eggs are considered a major food allergen under the Food Allergen Labeling and Consumer Protection Act of 2004, we are required to label all our products containing Fortetropin® to note that they contain egg product.

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Advertising of dietary supplement products is subject to regulation by the FTC under the Federal Trade Commission Act, or FTCA, which prohibits unfair methods of competition and unfair or deceptive trade acts or practices in or affecting commerce. The FTCA provides that the dissemination of any false advertising pertaining to foods, including dietary supplements, is an unfair or deceptive act or practice. Under the FTC’s substantiation doctrine, an advertiser is required to have a reasonable basis for all objective product claims before the claims are made. All advertising is required to be truthful and not misleading. All testimonials are required to be typical of the results the consumer may expect when using the product as directed. Accordingly, we are required to have adequate substantiation of all material advertising claims made for our products. Failure to adequately substantiate claims may be considered either deceptive or unfair practices.

In addition, medical foods must comply with all applicable requirements for the manufacturing of foods, including food Current Good Manufacturing Practices (“cGMP”), registration of food facility requirements and, if applicable, FDA regulations for low acid canned food and emergency permit controls. The FDA considers the statutory definition of medical foods to narrowly constrain the types of products that fit within this category of food. The FDA inspects medical food manufacturers annually to assure the safety and integrity of the products. Failure of our contract manufacturers to comply with applicable requirements could lead to sanctions that could adversely affect our business.

We cannot predict what effect additional domestic or international governmental legislation, regulations, or administrative orders, when and if promulgated, would have on our business in the future. New legislation or regulations may require the reformulation of certain products to meet new standards, require the recall or discontinuance of certain products not capable of reformulation, impose additional record keeping or require expanded documentation of the properties of certain products, expanded or different labeling or scientific substantiation.

Manufacturing; Raw Materials and Suppliers

We are committed to producing and selling highly efficacious products that are trusted for their quality and safety. To date, our products have been outsourced to third party manufacturers where the products are manufactured in full compliance with cGMP standards set by the FDA. All of the raw materials for our current products are currently sourced from third-party suppliers. Any shortages in our raw materials could result in materially higher raw material prices and adversely affect our ability to source our product. Since the beginning of 2012, we have been focusing on the efficiency and economics of manufacturing Fortetropin®. Our management has examined the production cost and is working to achieve cost savings in production.

We currently have an agreement with only one third-party manufacturer of Fortetropin®, who will manufacture the formula exclusively for us in perpetuity, and may not manufacture the formula for other entities. We have multiple vendors for blending, packaging and labeling our products.

Competition

Given the large populations that could potentially benefit from myostatin modulation, a number of pharmaceutical companies are currently developing various types of myostatin inhibitors. Eli Lilly and Co., Novartis AG, Pfizer Inc., Scholar Rock and Acceleron Pharma Inc, are among the companies that we are aware of that are testing new compounds in the field of myostatin inhibition. The market for nutritional supplements is highly competitive. Companies operating in the space include PepsiCo Inc., Glanbia Plc. GNC Holdings, The Coca-Cola Company, GlaxoSmithKline, Abbott Laboratories, Nestle S.A. and Universal Nutrition. Competition is based on price, quality, customer service, marketing and product effectiveness. Our competition includes numerous nutritional supplement companies that are highly fragmented in terms of geographic market coverage, distribution channels and product categories. In addition, large pharmaceutical companies and packaged food and beverage companies compete with us in the nutritional supplement market. These companies and certain nutritional supplement companies have broader product lines and/or larger sales volumes than us and have greater financial and other resources available to them and possess extensive manufacturing, distribution and marketing capabilities. Other companies are able to compete more effectively due to a greater extent of vertical integration. Private label products of our competitors, which in recent years have significantly increased in certain nutrition categories, compete directly with our products. In several product categories, private label items are the market share leaders. Increased competition from such companies, including private label pressures, could have a material adverse effect on our results of operations and financial condition. Many companies within our industry are privately-held and therefore, we are unable to assess the size of all of our competitors or where we rank in comparison to such privately-held competitors with respect to sales.

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Insurance

We maintain commercial liability, including product liability coverage, and property insurance. Our policy provides for a general liability of $5.0 million per occurrence, and $10.0 million annual aggregate coverage. We carry property coverage on our main office facility to cover our legal liability, tenant’s improvements, business property, and inventory. We maintain commercial general liability and products liability insurance with coverage of up to $5.0 million.

Employees

We currently have ten full-time employees (including one executive officer). We also employ several consultants. None of our employees are represented by a labor union and we consider our employee relations to be good.

Legal Proceedings

On January 6, 2017, in connection with the financing contemplated by a securities purchase agreement with RENS Technology Inc. (the “Purchaser”), we commenced an action in the Supreme Court of New York, County of New York (the “Court”), against the Purchaser, RENS Agriculture, the parent company of the Purchaser, and Ren Ren, a principal in both entities and one of our directors, arising from the Purchaser’s breach of the agreement under which the Purchaser agreed to invest an aggregate of $20.25 million in our company in exchange for an aggregate of 3,537,037 shares of our common stock and warrants to purchase an aggregate of 884,259 shares of common stock.

On April 11, 2017, the Court noted that we had demonstrated a likelihood of success on the merits of the breach of contract claim. Thereafter, a hearing was scheduled on the application by the Purchaser to dismiss the complaint and various pre-trial discovery applications by both parties.

In August 2017, we amended our complaint repeating most of the initial claims but adding several additional claims against RENS Agriculture, Mr. Ren and two additional Chinese defendants, including a claim against RENS Agriculture for breaching the exclusive distribution agreement, as well as claims against all defendants for theft and misappropriation of our confidential proprietary information and trade secrets, breach of fiduciary duty and duty of loyalty, misappropriation of corporate opportunity, unfair competition and a number of other torts. We are seeking damages and injunctive relief. The Purchaser has filed a motion to dismiss the amended complaint, which is still pending and scheduled for oral argument in April 2018.

On August 16, 2017, the Purchaser commenced an action in the District Court of Clark County in the State of Nevada against us and Joseph Mannello, our then interim Chief Executive Officer, alleging that Mr. Mannello had breached his fiduciary duties and was grossly negligent in managing our company. The action seeks monetary damages and injunctive relief from Mr. Mannello as well as the appointment of a receiver over us. Subsequently, the Purchaser submitted a petition to appoint a receiver and we and Mr. Mannello submitted a motion to dismiss the action, both of which are currently pending and are due to be heard in April 2018. An application on consent to adjourn the hearing date on the receiver application and motion to dismiss is pending.

The parties are currently in settlement discussions regarding the foregoing matters.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors set forth below, as well as those incorporated by reference into any prospectus supplement and in any related free-writing prospectus for a specific offering of securities. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto. The risks and uncertainties set forth below or described in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS

Our limited operating history makes it difficult to evaluate our future prospects and results of operations.

We are an early stage company and have a limited operating history. Our future prospects should be considered in light of the risks and uncertainties experienced by early stage companies in evolving markets such as the market for our current and future products, if any, in the United States. We will continue to encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to:

●	build a strong and compelling consumer brand;

●	adequately protect and build our intellectual property;

●	develop new products;

●	conduct successful research and development activities;

●	increase awareness of our products and develop customer loyalty;

●	respond to competitive market conditions;

●	respond to requirements and changes in our regulatory environment;

●	maintain effective control of our costs and expenses;

●	availability of sufficient capital resources to adequately promote and market our products; and

●	attract, retain and motivate qualified personnel.

If we are unable to address any or all of the foregoing risks, our business may be materially and adversely affected.

If we are unable to successfully market and promote our own core branded products, we will not be able to increase our sales and our business and results of operations would be adversely affected.

In March 2017, we launched Qurr, our proprietary branded products, using multiple delivery formats. Successfully marketing and promoting products is a complex and uncertain process, dependent on the efforts of management, outside consultants and general economic conditions, among other things. There is no assurance that we will successfully market and/or promote our own core branded products. Any factors that adversely impact the marketing or promotion of our products including, but not limited to, competition, acceptance in the marketplace, or delays related to production and distribution or regulatory issues, will likely have a negative impact on our cash flow and operating results. The commercial success of our products also depends upon various other factors including:

●	the quality and acceptance of other competing brands and products;

●	creating effective distribution channels and brand awareness;

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●	critical reviews;

●	the availability of alternatives;

●	general economic conditions; and

●	the availability of sufficient capital resources to adequately promote and market our products.

Each of these factors is subject to change and cannot be predicted with certainty. We cannot assure you that we will be successful in marketing or promoting any of our own core branded products. If we are unable to successfully market and promote our own core branded products or any enhancements to our products which we may develop, we will not be able to increase our sales, and our results of operations would be adversely affected.

If distributors are unable or unwilling to purchase our products and we are unable to secure alternative distributors or customers, our operating results and financial condition will be adversely affected since historically this represents a large percentage of our sales.

We have previously sold our products primarily through two distributors, MHP and Cenegenics. For the year ended December 31, 2017, our net sales were $526, of which 38% was attributable to Cenegenics. For the year ended December 31, 2016, our net sales were $327, of which 50% was attributable to Cenegenics. We did not sell any products through MHP during the years ended December 31, 2016 and 2017.

In March 2017 we launched a new product line Qurr which we sell direct to consumers. About 80% of our sales were purchased via our website www.qurr.com and the remainder were purchased via our amazon.com site.

If we decide to continue selling our products to distributors and our prior distributors are unable or unwilling to purchase our products and we are unable to secure alternative distributors or customers, our operating results and financial condition will be adversely affected.

We have a history of losses and cash flow deficits, and we expect to continue to operate at a loss and to have negative cash flow for the foreseeable future, which could cause the price of our stock to decline.

At March 31, 2018, we had cumulative net losses from inception of $33,057. Our net loss for the years ended December 31, 2017 and 2016 were $4,058 and $4,341, respectively. We also had negative cash flow from operating activities. Historically, we have funded our operations from the proceeds from the sale of equity securities, debt issuances, and to a lesser extent, internally generated funds. Our strategic business plan is likely to result in additional losses and negative cash flow for the foreseeable future. We cannot give assurances that we will ever become profitable.

There is no assurance that we will be able to increase our sales.

Our sales for the three months ended March 31, 2018 were $57, our sales for the year ended December 31, 2017 were $526 and our sales for the year ended December 31, 2016 were $327. We cannot give assurances that our current business model will enable us to increase our sales.

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The report of our independent registered public accounting firm expresses substantial doubt about our ability to continue as a going concern.

Our auditors have indicated in their report on our financial statements for the years ended December 31, 2017 and December 31, 2016 that conditions exist that raise substantial doubt about our ability to continue as a going concern since we may not have sufficient capital resources from operations and existing financing arrangements to meet our operating expenses and working capital requirements. A “going concern” opinion could impair our ability to finance our operations through the sale of equity, incurring debt, or other financing alternatives. There can be no assurance that we will be able to generate the level of operating revenues projected in our business plan, or if additional sources of financing will be available on acceptable terms, if at all. If no additional sources of financing become available, our future operating prospects may be adversely affected and investors may lose all or a part of their investment.

Our intangible assets, which represent a significant amount of our total assets, are subject to impairment testing and may result in impairment charges, which would adversely affect our results of operations and financial condition.

At March 31, 2018, our total assets were $4,011, of which $1,568, or approximately 39%, represents intangible assets, net of accumulated amortization. Our intangible assets primarily relate to intellectual property pertaining to Fortetropin®, including the MYO-T12 formula, trademarks, trade secrets, patent application and domain names acquired from Peak Wellness, Inc. in February 2011. The intellectual property asset was initially recorded as an indefinite-lived intangible asset and tested annually for impairment or more frequently if events or circumstances changed that could potentially reduce the fair value of the asset below its carrying value. Impairment testing requires the development of significant estimates and assumptions involving the determination of estimated net cash flows, selection of the appropriate discount rate to measure the risk inherent in future cash flow streams, assessment of an asset’s life cycle, competitive trends impacting the asset as well as other factors. Our forecasted future results and related net cash flows contemplate the direct offering of product and successfully establishing future sales channels among other factors. Changes in these underlying assumptions could significantly impact the asset’s estimated fair value.

In 2011, based on (i) assessment of current and expected future economic conditions, (ii) trends, strategies and projected revenues and (iii) assumptions similar to those that market participants would make in valuing our intangible assets, management determined that the carrying values of the intellectual property asset exceeded its fair value. Accordingly, we recorded noncash impairment charges totaling $2,662 and reduced the intellectual property asset to its fair value of $2,000. During the second quarter of 2015, management made an assessment and based on expansion into new markets and introduction of new formulas determined that the intellectual property had a finite useful life of ten (10) years and began amortizing the carrying value of the intellectual property asset over its estimated useful life. Management made a separate determination that no further impairment existed at that time. Based on fourteen consecutive quarters of minimal revenues combined with changes in the sales channels through which we sell our products and our inability to predict future orders, if any, from MHP or Cenegenics or to what extent we will be able to secure new distribution arrangements, we tested the intellectual property for impairment in the fourth quarter of 2017 and 2016 and determined that the asset value was recoverable and therefore no impairment was recognized. Nevertheless, a significant amount of our total assets are subject to impairment testing and may result in noncash impairment charges, which would adversely affect our results of operations and financial condition.

We will need to raise additional funds in the future to continue our operations. If we are unable to raise funds as needed, we may not be able to maintain our business.

We expect that our current funds will not be sufficient to fund our projected operations through December 2018. We require substantial funds for operating expenses, research and development activities, to establish manufacturing capability, to develop consumer marketing and retail selling capability, and to cover public company costs. In addition, we have incurred substantial costs in connection with our litigation with Mr. Ren and RENS Technology Inc., or the RENS litigation See “Part 1 Item 3 – Legal Proceedings” for additional information regarding the RENS litigation. The extent of our capital needs will depend on numerous factors, including (i) our profitability, (ii) the release of competitive products, (iii) the level of investment in research and development, (iv) the amount of our capital expenditures, (v) the amount of our working capital including collections on accounts receivable, (vi) the sales, marketing and distribution investment needed to develop and launch our own core branded products, (vii) cash generated by sales of those products and (viii) the status of the RENS litigation. We expect that we will need to seek additional funding in 2018 through public or private financing or through collaborative arrangements with strategic partners.

We cannot assure you that we will be able to obtain additional financing or that such financing would be sufficient to meet our needs. If we cannot obtain additional funding, we may be required to limit our marketing efforts, decrease or eliminate capital expenditures or cease all or a portion of our operations, including any research and development activities. Any available additional financing may not be adequate to meet our goals.

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Even if we are able to locate a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us.

Any future capital investments could dilute or otherwise materially adversely affect the holdings or rights of our existing stockholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. There is no assurance that any additional financing will be available, or if available, will be on terms favorable to us. In addition, any equity financing would result in dilution to stockholders.

Since our revenues are generated in U.S. dollars but a portion of our expenses are incurred in foreign currencies, our earnings may be reduced due to currency exchange rate fluctuations.

Our revenues are generated in U.S. dollars, while a portion of our expenses related to our supply agreement are incurred in foreign currencies, principally the payments to our primary manufacturer that are paid in euros. The exchange rates between the U.S. dollar and other currencies fluctuate and are affected by, among other things, changes in political and economic conditions. Any significant fluctuation in the exchange rate for these currencies may materially and adversely affect our earnings, cash flows and financial condition.

If we are unable to manage our infrastructure growth, our business results may be materially and adversely affected.

We need to manage our infrastructure growth to support and maximize our potential revenue growth and achieve our expected business results. Engaging the full capacity of our limited staff may place a significant strain on our management, operations, and accounting and information systems. We expect that we will need to continue to improve our financial controls, operating procedures and management information systems. The failure to manage our infrastructure growth could adversely affect our business results.

If we are not able to implement our business objectives, our operations and financial performance may be adversely affected.

Our principal objectives are to: (i) create a sales platform through marketing products containing our proprietary ingredient Fortetropin® in established, growing, and new markets and strategic selection of partnerships and collaborations to maximize near-term and future revenues, (ii) deepen the scientific understanding of the activity of Fortetropin®, specifically as a natural, reversible, temporary modulator of the regulatory protein myostatin, and to leverage this knowledge to strengthen and build our intellectual property, (iii) conduct research and development activities to evaluate myostatin modulation in a range of both wellness and disease states, (iv) identify other products and technologies which may broaden our portfolio and define a business development strategy to protect, enhance and accelerate the growth of our products, (v) reduce the cost of manufacturing through process improvement, and (vi) identify contract manufacturing organizations that can fully meet our future growth requirements. Our business plan is based on circumstances currently prevailing and assumptions that certain circumstances will or will not occur as well as the inherent risk and uncertainties involved in various stages of development. However, there is no assurance that we will be successful in achieving our objectives. If we are not able to achieve our objectives, our business operations and financial performance may be adversely affected.

If we lose the services of our key personnel, we may be unable to replace them, and our business, financial condition and results of operations could be adversely affected.

Our success largely depends on the continued skills, experience, efforts and policies of our management, directors and other key personnel and our ability to continue to attract, motivate and retain highly qualified employees. In particular, certain of our directors, including Dr. Robert Hariri and Dr. Louis Aronne have significant research and development experience and are integral to the creation of our future products and the execution of our business strategy. In addition, our prospects depend substantially on the services of our executive management team.

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If one or more of our key employees or directors leaves us, we will need to find a replacement with the combination of skills and attributes necessary to execute our strategy. Because competition for skilled personnel is intense, and the process of finding qualified individuals can be lengthy and expensive, we believe that the loss of the services of key personnel could adversely affect our business, financial condition and results of operations. We cannot assure you that we will continue to retain such personnel.

Our success depends on our ability to anticipate and respond in a timely manner to changing consumer demands.

Our success depends on the appeal of our current and future products to a broad range of consumers whose preferences cannot be predicted with certainty and are subject to change. If our current and future products do not meet consumer demands, our sales may decline. In addition, our growth depends upon our ability to develop new products through product line extensions and product modifications, which involve numerous risks. We may not be able to accurately identify consumer preferences, translate our knowledge into customer accepted products, establish the appropriate pricing for our products or successfully integrate these products with our existing product platform or operations. We may also experience increased expenses incurred in connection with product development, marketing and advertising that are not subsequently supported by a sufficient level of sales, which would negatively affect our margins. Furthermore, product development may divert management’s attention from other business concerns, which could cause sales of our existing products to suffer. We cannot assure you that newly developed products will contribute favorably to our operating results.

Products often have to be promoted heavily in stores or in the media to obtain visibility and consumer acceptance. Acquiring distribution for products is difficult and often expensive due to slotting and other promotional charges mandated by retailers. Products can take substantial periods of time to develop consumer awareness, consumer acceptance and sales volume. Accordingly, some products may fail to gain or maintain sufficient sales volume and as a result may have to be discontinued.

If our current or future products fail to properly perform, our business could suffer due to increased costs and reduced income. Failure of our current or future products to meet consumer expectations could result in decreased sales, delayed market acceptance of our products, increased accounts receivable, unsaleable inventory and customer returns, and divert our resources to reformulation or alternative products.

Intense competition from existing and new entities may adversely affect our revenues and profitability.

We face competitors that will attempt to create, or are already creating, products that are similar to our current and future products. Many of our current and potential competitors have significantly longer operating histories and significantly greater managerial, financial, marketing, technical and other competitive resources, as well as greater brand recognition, than we do. These competitors may be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to customers or adopt more aggressive pricing policies. We cannot assure you that we will be able to compete effectively with current or future competitors or that the competitive pressures we face will not harm our business.

Our business is dependent on continually developing or acquiring new and advanced products and processes and our failure to do so may cause us to lose our competitiveness and may adversely affect our operating results.

To remain competitive in our industry, we believe it is important to continually develop new and advanced products and processes. There is no assurance that competitive new products and processes will not render our existing or new products obsolete or non-competitive. Our competitiveness in the marketplace relies upon our ability to continuously enhance our current products, introduce new products, and develop and implement new technologies and processes. Our failure to evolve and/or develop new or enhanced products may cause us to lose our competitiveness in the marketplace and adversely affect our operating results.

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Adverse publicity or consumer perception of our products and any similar products distributed by others could harm our reputation and adversely affect our sales and revenues.

We are highly dependent upon positive consumer perceptions of the safety, efficacy and quality of our products as well as similar products distributed by our competitors. Consumer perception of dietary supplements and our products in particular can be substantially influenced by scientific research or findings, national media attention including social media attention and other publicity about product use. Adverse publicity from such sources regarding the safety, efficacy or quality of dietary supplements, in general, and our products in particular, could harm our reputation and results of operations. The mere publication of reports asserting that such products may be harmful or questioning their efficacy could have a material adverse effect on our business, financial condition and results of operations, regardless of whether such reports are scientifically supported or whether the claimed harmful effects would be present at the dosages recommended for such products.

Marketing of our products through social media and other advertising methods could harm our business and reputation.

There are many considerations that can affect the marketing and advertising of our products through social media such as claims and concerns about safety, new discoveries, patent disputes and claims about adverse side effects. Further, claims and concerns about safety can result in a negative impact on product sales, product recalls or withdrawals, and/or consumer fraud, product liability and other litigation and claims. A video published online, a blog on the internet, or a post on a website, can be distributed rapidly and negatively harm our reputation.

Cyberattacks and other security breaches could compromise our proprietary and confidential information as well as our e-commerce infrastructure and customer database which could harm our business and reputation.

We generate, collect and store proprietary information, including intellectual property and business information. The secure storage, maintenance, and transmission of and access to this information is important to our operations and reputation. Computer hackers may attempt to penetrate our computer systems and, if successful, misappropriate our proprietary and confidential information including e-mails and other electronic communications. In addition, an employee, contractor, or other third-party with whom we do business may attempt to obtain such information, and may willfully or inadvertently cause a breach involving such information. While we have certain safeguards in place to reduce the risk of and detect cyber-attacks, our information technology networks and infrastructure may be vulnerable to unpermitted access by hackers or other breaches, or employee error or malfeasance. Any such compromise of our data security and access to, or public disclosure or loss of, confidential business or proprietary information could disrupt our operations, damage our reputation, provide our competitors with valuable information, and subject us to additional costs which could adversely affect our business.

The scientific support for Fortetropin® is subject to uncertainty.

Our research, scientific knowledge and clinical testing supporting the benefits of our products are an essential element of our ability to legally market our products. There is, however, the risk that new or undiscovered information may become available that may undermine or refute our scientific support. In addition, our clinical studies of Fortetropin® have been limited in scope and additional testing may reveal deficiencies and side effects that we are currently unaware of. A reduction in the credibility of our scientific support for the effectiveness of Fortetropin® could have a material adverse effect on our operations and financial condition.

If we are required to withdraw our products from the market, change the labeling of our products and/or are subject to product liability claims, our operations and financial performance may be adversely affected.

There is a potential for any ingested product to result in side effects in certain consumers. Although we are not aware of any adverse effects of our products on the health of consumers, if any such side effects are identified after marketing and sale of the product, we may be required to withdraw our products from the market or change its labeling. We may also be required to withdraw our products from the market as a result of regulatory issues. If we are required to withdraw our products from the market, our business operations and financial performance may be adversely affected. Furthermore, if a product liability claim is brought against us, it may, regardless of merit or eventual outcome, result in damage to our reputation, decreased demand for our products, costly litigation and loss of revenue.

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An increase in product returns could negatively impact our operating results and profitability.

Historically, sales allowances for product returns have not been provided, since under our existing arrangements, customers are not permitted to return product except for non-conforming product. In certain instances we may permit the return of damaged or defective products and accept limited amounts of product returns. While such returns have historically been nominal and within management’s expectations and the provisions established, future return rates may differ from those experienced in the past. Any significant increase in damaged or defective products or expected returns could have a material adverse effect on our operating results for the period or periods in which such returns materialize. With respect to future sales, we may need to offer retail customers sales incentives, including the right to return product. If those customers are not able to sell our products to end-consumers, significant product returns may materialize, which could have a material adverse effect on our operating results.

We are dependent on third-party manufacturers, suppliers and processors to produce our products.

We currently rely on third-party manufacturers, suppliers and processors to produce our products. If our manufacturers, suppliers or processors are unable to provide us with the required finished products or raw materials or are unable or unwilling to produce sufficient quantities of our products, our business and revenues will be adversely affected.

A shortage in the supply of, or a price increase in, raw materials could increase our costs or adversely affect our sales and revenues.

All of the raw materials for our products are sourced from third-party suppliers. Currently, we have one primary third-party manufacturer to produce Fortetropin® under a fixed price agreement that runs through December 2018. If we are unable to renew the agreement, any shortages in our raw materials could adversely affect operations. Price increases from a supplier will affect our profitability if we are not able to pass price increases on to customers. The inability to obtain adequate supplies of raw materials in a timely manner of our raw materials could have a material adverse effect on our business, financial condition and results of operations.

While our raw material inventories generally have a long shelf life, we may be required to write-off or reserve for inventories that are slow-moving, off-grade, damaged or otherwise not saleable. Such write-offs and/or reserves could have a material adverse effect on our business, financial condition and results of operations.

Our raw material inventories are comprised of dried powder derived from egg-yolk, and despite generally having a long shelf life, we may be required to write-off or reserve for inventories that are slow-moving, off-grade, damaged or otherwise not saleable. Cost of sales for the year ended December 31, 2017 and 2016 included slow moving obsolete/damaged goods inventory charges of $-2- and $107, respectively. Future required write-offs or reserves could have a material adverse effect on our business, financial condition and results of operations.

We have no manufacturing capacity and anticipate continued reliance on third-party manufacturers for the development and commercialization of our products.

We do not currently operate manufacturing facilities for production of our product. We lack the resources and the capabilities to manufacture our products on a commercial scale. We do not intend to develop facilities for manufacturing our products in the foreseeable future. We rely on third-party manufacturers to produce bulk products required to meet our sales needs. We plan to continue to rely upon contract manufacturers to manufacture commercial quantities of our products.

Our contract manufacturers’ failure to achieve and maintain high manufacturing standards, in accordance with the FDA’s GMP’s as set forth in 21 CFR Part 111 and/or applicable regulatory requirements, or the incidence of manufacturing errors, could result in consumer injury or death, product shortages, product recalls or withdrawals, delays or failures in product testing or delivery, cost overruns or other problems that could seriously harm our business. Contract manufacturing organizations often encounter difficulties involving production yields, quality control and quality assurance, as well as shortages of qualified personnel. Our existing manufacturers and any future contract manufacturing organizations may not perform as agreed upon or may not remain in the contract manufacturing business. In the event of a natural disaster, business failure, strike or other difficulty, we may be unable to replace a third-party manufacturer in a timely manner and the production of our products would be interrupted, resulting in delays, additional costs and reduced revenues.

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Our research and development activities may be costly and/or untimely, and there are no assurances that our research and development activities will either be successful or completed within the anticipated timeframe, if ever at all.

Research and development activities may be costly and/or untimely, and there are no assurances that our research and development activities will either be successful or completed within the anticipated timeframe, if at all. The continued research and development relating to Fortetropin® and our future products is important to our success. In addition, the development of new products requires significant research, development and testing all of which require significant investment and resources. At this time, our resources are limited and our research and development activities are dependent upon our ability to fund our activities and to raise capital which may not be possible. We may enter into agreements with third party contract research organizations (CROs), academic institutes or non-profit research institutes to engage in research and development for us. However, the failure of the third-party researcher to perform under agreements entered into with us, or our failure to renew important research agreements with a third party, may delay or curtail our research and development efforts. The research and development of new products is costly and time consuming, and there are no assurances that our research and development activities will be successful. Even if a new product is developed, there is no assurance that it will be commercialized or result in sales.

We may not be able to protect our intellectual property rights which could cause our assets to lose value.

Our business depends on and will continue to depend on our intellectual property, including our valuable brands and internally-developed products. We believe our intellectual property rights are important to our continued success and our competitive position. However, we may be unable or unwilling to strictly enforce our intellectual property rights, including our patents and trademarks, from infringement due to the substantial costs of such enforcement. In addition, while there are patent applications pending for our core product, there is no assurance that such applications will issue as patents. Our failure to enforce our intellectual property rights could diminish the value of our brands and product offerings and harm our business and future growth prospects.

In addition, unauthorized parties may attempt to copy or otherwise obtain and use our services, technology and other intellectual property, and we cannot be certain that the steps we have taken to protect our proprietary rights will prevent any misappropriation or confusion among consumers and merchants, or unauthorized use of these rights. Advancements in technology have exacerbated the risk by making it easier to duplicate and disseminate intellectual property. In addition, as our business becomes more global in scope, we may not be able to protect our proprietary rights in a cost-effective manner in a multitude of jurisdictions with varying laws. If we are unable to procure, protect and enforce our intellectual property rights, we may not realize the full value of these assets, and our business may suffer. If we need to commence litigation to enforce our intellectual property rights or determine the validity and scope of the proprietary rights of others, such litigation may be costly and divert the attention of our management.

We may be subject to intellectual property rights claims, which are costly to defend, could require us to pay damages and could limit our ability to sell some of our products.

We may become subject to intellectual property litigation or infringement claims, which could cause us to incur significant expenses to defend such claims, divert management’s attention or prevent us from manufacturing, importing, selling or using some aspect of our current or future products. If we choose or are forced to settle such claims, we may be required to pay for a license to certain rights, pay royalties on both a retrospective and prospective basis, and/or cease manufacturing importing and selling certain infringing products. Future infringement claims against us by third parties may adversely impact our business, financial condition and results of operations.

In addition, our primary third-party manufacturer assigned its United States patent application for making Fortetropin®, the key ingredient in our products, to us in exchange for royalty payments for each kilogram of Fortetropin® that we produce, for a period of seven years from the expiration date of the supply agreement on December 31, 2016. Subsequent to the assignment of the patent application, in August 2014, the USPTO issued to us U.S. Patent No. 8,815,320 B2 covering the proprietary methods of manufacturing Fortetropin®.

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Our advertising and marketing efforts may be costly and may not achieve desired results.

We intend to incur substantial expenses in connection with our advertising and marketing efforts for our products. Although we intend to target our advertising and marketing efforts on current and potential customers who we believe are likely to be in the market for the products we sell, we cannot assure you that our advertising and marketing efforts will achieve our desired results. We will periodically adjust our advertising expenditures in an effort to optimize the return on such expenditures knowing that any such decrease we make to optimize such return could adversely affect our sales.

We rely on independent shipping companies to deliver the products we sell.

We rely upon third party carriers, especially FedEx and UPS, for timely delivery of our product shipments. As a result, we are subject to carrier disruptions and increased costs due to factors that are beyond our control, including employee strikes, inclement weather and increased fuel costs. Any failure to deliver products to our customers in a timely and accurate manner may damage our reputation and brand and could cause us to lose customers. We do not have a written long-term agreement with any of these third party carriers, and we cannot be sure that these relationships will continue on terms favorable to us, if at all. If our relationship with any of these third party carriers is terminated or impaired, or if any of these third parties are unable to deliver products for us, we would be required to use alternatives for shipment of products to our customers. We may be unable to engage alternative carriers on a timely basis or on terms favorable to us, if at all. Potential adverse consequences include:

●	reduced visibility of order status and package tracking;

●	delays in order processing and product delivery;

●	increased cost of delivery, resulting in reduced margins; and

●	reduced shipment quality, which may result in damaged products and customer dissatisfaction.

Furthermore, shipping costs represent a significant operational expense for us. Any future increases in shipping rates could have a material adverse effect on our business, financial condition and results of operations.

We rely on fulfillment centers to package and deliver our product to customers who place orders online

We have an agreement with one fulfillment center to box and ship our products to customers once an order has been placed. We cannot be sure that our relationship with the fulfillment center will continue on terms favorable to us, if at all. If our relationship with them is terminated or impaired, or if they are unable to deliver products for us, we would be required to use alternatives for shipment of products to our customers.

We face significant inventory risk.

We are exposed to significant inventory risks that may adversely affect our operating results as a result of new product launches, rapid changes in product cycles and pricing, defective merchandise, changes in consumer demand and consumer spending patterns, changes in consumer tastes with respect to our products, and other factors. We endeavor to accurately predict these trends and avoid overstocking or understocking our products. Demand for products, however, can change significantly between the time inventory is ordered and the date of sale. In addition, when we begin selling or manufacturing a new product, it may be difficult to determine appropriate product selection, and accurately forecast demand. The acquisition of inventory may require significant lead-time and prepayment and we may be unable to sell products in sufficient quantities or during the relevant selling seasons. Any one of these risks may adversely affect our operating results.

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Our failure to respond appropriately to competitive challenges, changing consumer preferences and demand for new products could significantly harm our customer relationships and product sales.

The nutritional supplement industry is characterized by intense competition for product offerings and rapid and frequent changes in consumer demand. Our failure to predict accurately product trends could negatively impact our products and cause our revenues to decline.

Our success with any particular product offering (whether new or existing) depends upon a number of factors, including our ability to:

●	deliver quality products in a timely manner in sufficient volumes;

●	accurately anticipate customer needs and forecast accurately to our manufacturers;

●	differentiate our product offerings from those of our competitors;

●	competitively price our products; and

●	develop new products.

Furthermore, products often have to be promoted heavily in stores or in the media to obtain visibility and consumer acceptance. Acquiring distribution for products is difficult and often expensive due to slotting and other promotional charges mandated by retailers. Products can take substantial periods of time to develop consumer awareness, consumer acceptance and sales volume. Accordingly, some products may fail to gain or maintain sufficient sales volume and as a result may have to be discontinued.

Our industry is highly competitive, and our failure to compete effectively could adversely affect our market share, financial condition and future growth.

The nutritional supplement industry is highly competitive with respect to:

●	price;

●	shelf space and store placement;

●	brand and product recognition;

●	product introductions; and

●	raw materials.

Most of our competitors are larger, more established companies and possess greater financial strength, personnel, distribution and other resources than we have. We face competition in the supplement market from a number of large nationally known manufacturers, private label brands and many smaller manufacturers.

Adverse publicity or consumer perception of our products and any similar products distributed by others could harm our reputation and adversely affect our sales.

We believe we are highly dependent upon positive consumer perceptions of the safety and quality of our products as well as similar products distributed by other nutritional supplement companies. Consumer perception of nutritional supplements and our products in particular can be substantially influenced by scientific research or findings, national media attention and other publicity about product use. Adverse publicity from these sources regarding the safety, quality or efficacy of nutritional supplements and our products could harm our reputation and results of operations. The mere publication of news articles or reports asserting that such products may be harmful or questioning their efficacy could have a material adverse effect on our business, financial condition and results of operations, regardless of whether such news articles or reports are scientifically supported or whether the claimed harmful effects would be present at the dosages recommended for such products.

Changes in the economies of the markets in which we do business may affect consumer demand for our products.

Consumer spending habits, including spending for our products, are affected by, among other things, prevailing economic conditions, levels of employment, fuel prices, changes in exchange rates, salaries and wages, the availability of consumer credit, consumer confidence and consumer perception of economic conditions. Economic slowdowns in the markets in which we do business and an uncertain economic outlook may adversely affect consumer spending habits, which may result in lower sales of our products in future periods. A prolonged global or regional economic downturn could have a material negative impact on our financial position, results of operation or cash flows.

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Our insurance coverage may be insufficient to cover our legal claims or other losses that we may incur in the future.

We maintain insurance, including property, general and product liability and other forms of insurance to protect ourselves against potential loss exposures. In the future, insurance coverage may not be available at adequate levels or on adequate terms to cover potential losses. If insurance coverage is inadequate or unavailable, we may face claims that exceed coverage limits or that are not covered, which could increase our costs and adversely affect our operating results.

We may be subject to uncertain and costly compliance with government regulations.

The importing, manufacturing, processing, formulating, packaging, labeling, distributing, selling and advertising of our current and future products may be subject to regulation by one or more federal or state agencies. The Food and Drug Administration, or the FDA, has primary jurisdiction over our products pursuant to the Federal Food, Drug and Cosmetic Act, as amended by the Dietary Supplement and Health Education Act, or the FDCA, and regulations promulgated thereunder. The FDCA provides the regulatory framework for the safety and labeling of dietary supplements, foods and medical foods. In particular, the FDA regulates the safety, manufacturing, labeling and distribution of dietary supplements. In addition, the Animal Plant Health and Inspection Service, or APHIS, regulates the importation of our primary product from Germany. The Federal Trade Commission, or the FTC, and the FDA share jurisdiction over the promotion and advertising of dietary supplements. Pursuant to a memorandum of understanding between the two agencies, the FDA has primary jurisdiction over claims that appear on product labels and labeling and the FTC has primary jurisdiction over product advertising.

Compliance with applicable federal, state, and local laws and regulations is a critical part of our business. We endeavor to comply with all applicable laws and regulations. However, as with any regulated industry, the laws and regulations are subject to interpretation and there can be no assurances that a government agency would necessarily agree with our interpretation of the governing laws and regulations. Moreover, we are unable to predict the nature of such future laws, regulations, interpretations or applications, nor can we predict what effect additional governmental regulations or administrative orders, when and if promulgated, would have on our business in the future. These regulations could, however, require the reformulation of our products to meet new standards, market withdrawal or discontinuation of certain products not able to be reformulated. The risk of a product recall exists within the industry although we endeavor to minimize the risk of recalls by distributing products that are not adulterated or misbranded. However, the decision to initiate a recall is often made for business reasons in order to avoid confrontation with the FDA.

Our products are required to be prepared in compliance with cGMPs and 21 CFR Part 111 (also known as the FDA’s “Dietary Supplement Rule”). Fortetropin®, the main ingredient in our products, is also required to be imported into the United States in conformance with APHIS’s requirements for egg products. In the event it is determined that we have not complied with the foregoing requirements, we may be required to initiate a product recall and/or be subject to financial or other penalties. We are continuously monitoring and reviewing our processes to ensure compliance with APHIS and limit the likelihood of potential recalls.

Other statutory obligations include reporting all serious adverse events on a Medwatch Form 3500A. To date, we have not filed a Medwatch Form 3500A with the FDA nor have we been placed on notice regarding any serious adverse events related to any of our products. Since eggs are considered a major food allergen under the Food Allergen Labeling and Consumer Protection Act of 2004, the labeling of all our products must note that they contain an egg product.

Advertising of dietary supplement products is subject to regulation by the FTC under the Federal Trade Commission Act, or FTCA, which prohibits unfair methods of competition and unfair or deceptive trade acts or practices in or affecting commerce. The FTCA provides that the dissemination of any false advertising pertaining to foods, including dietary supplements, is an unfair or deceptive act or practice. Under the FTC’s substantiation doctrine, an advertiser is required to have a reasonable basis for all objective product claims before the claims are made. All advertising is required to be truthful and not misleading. All testimonials are required to be typical of the results the consumer may expect when using the product as directed. Accordingly, we are required to have adequate substantiation of all material advertising claims made for our products. Failure to adequately substantiate claims may be considered either deceptive or unfair practices.

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We cannot predict what effect additional domestic or international governmental legislation, regulations, or administrative orders, when and if promulgated, would have on our business in the future. New legislation or regulations may require the reformulation of certain products to meet new standards, require the recall or discontinuance of certain products not capable of reformulation, impose additional record keeping or require expanded documentation of the properties of certain products, expanded or different labeling or scientific substantiation.

RISKS RELATED TO OUR COMMON STOCK

Trading in our common stock over the last 12 months has fluctuated, so investors may not be able to sell as many of their shares as they want at prevailing prices.

Our common stock is listed on the Nasdaq Capital Market. There has been a fluctuation in trading of our shares over the last 12 months, but it still may be difficult for investors to sell such shares in the public market at any given time.

Our common stock may be delisted from the Nasdaq Capital Market if we cannot satisfy its continued listing requirements.

Among the conditions required for continued listing on the Nasdaq Capital Market is that we maintain at least $2.5 million in stockholders’ equity. There can be no assurance that our stockholders’ equity will remain above the $2.5 million minimum. If we fail to timely comply with the stockholders’ equity requirement, our common stock may be delisted from the Nasdaq Capital Market. In addition, even if we demonstrate compliance with the stockholders’ equity requirement, we will need to continue to meet other objective and subjective listing requirements to continue to be listed on the Nasdaq Capital Market. Delisting from the Nasdaq Capital Market could make trading our common stock more difficult for investors, potentially leading to declines in our share price and liquidity. Without a Nasdaq Capital Market listing, stockholders may have a difficult time getting a quote for the sale or purchase of our common stock, the sale or purchase of our common stock would likely be made more difficult and the trading volume and liquidity of our stock could decline. Delisting from the Nasdaq Capital Market could also result in negative publicity and could also make it more difficult for us to raise additional capital. The absence of such a listing may adversely affect the acceptance of our common stock as currency or the value accorded by other parties. Further, if we are delisted, we would be required to incur additional costs under state blue sky laws in connection with any sale of our securities. These requirements could severely limit the market liquidity of our common stock and the ability of our stockholders to sell our common stock in the secondary market. If our common stock is delisted from the Nasdaq Capital Market, our common stock may be eligible to trade on an over-the-counter quotation system, such as the OTCQB market, where an investor may find it more difficult to sell our stock or obtain accurate quotations as to the market value of our common stock. We cannot assure you that our common stock, if delisted from the Nasdaq Capital Market, will be listed on another national securities exchange or quoted on an over-the-counter quotation system.

If the Nasdaq Capital Market delists our shares of common stock from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our shares;

●

a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our shares;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

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An active and visible trading market for our common stock may not develop.

We cannot predict whether an active market for our common stock will develop in the future. In the absence of an active trading market:

●	investors may have difficulty buying and selling our common stock or obtaining market quotations;

●	market visibility for our common stock may be limited; and

●	a lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

The trading price of our common stock is expected to be subject to significant fluctuations in response to variations in quarterly operating results, changes in analysts’ earnings estimates, announcements of innovations by us or our competitors, general conditions in the industry in which we operate and other factors. These fluctuations, as well as general economic and market conditions, may have a material or adverse effect on the market price of our common stock.

The market price for our stock may be volatile.

The market price for our stock may be volatile and subject to wide fluctuations in response to factors including the following:

●	actual or anticipated fluctuations in our quarterly operating results;

●	changes in financial estimates by securities research analysts;

●	conditions in nutritional supplement markets;

●	changes in the economic performance or market valuations of other nutritional supplement companies;

●	announcements by us or our competitors of new products, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	addition or departure of key personnel;

●	intellectual property prosecution or other litigation; and

●	general economic or political conditions.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our stock.

Our stockholders may experience significant dilution if future equity offerings are used to fund operations or acquire complementary businesses or as a result of the issuance of a substantial number of shares of common stock upon the exercise of outstanding options and warrants.

If our future operations or acquisitions are financed through the issuance of equity securities, our stockholders could experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of our common stock. We have also reserved 850,000 shares of our common stock under an equity incentive plan for our directors, officers, employees, consultants and advisors and granted options to purchase shares of our common stock under the plan. The issuance of shares of our common stock upon the exercise of these options as well as upon the exercise of outstanding warrants to purchase up to 821,202 shares of our common stock, which includes a warrant to purchase 375,000 shares of common stock previously issued to RENS Technology Inc., may result in significant dilution to our stockholders.

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Mr. Ren can exert significant influence over us and make decisions that are not in the best interests of all stockholders.

Mr. Ren and his affiliates currently beneficially own approximately 25% of our outstanding shares of common stock. As a result, he is able to assert significant influence over all matters requiring stockholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our outstanding shares of common stock could have the effect of delaying or preventing a change in control, or otherwise discouraging or preventing a potential acquirer from attempting to obtain control. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our stockholders from realizing a premium over the market prices for their shares of common stock. In addition, we are currently involved in litigation with Mr. Ren and RENS Technology Inc. See “Business – Legal Proceedings” for additional information regarding the litigation. Moreover, the interests of the owners of this concentration of ownership may not always coincide with our interests or the interests of other stockholders and, accordingly, could cause us to enter into transactions or agreements that we would not otherwise consider.

Compliance with changing corporate governance regulations and public disclosure, and our management’s inexperience with such regulations, will result in additional expenses and creates a risk of non-compliance.

Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

We do not foresee paying cash dividends in the foreseeable future and, as a result, our investors’ sole source of gain, if any, will depend on capital appreciation, if any.

We do not plan to declare or pay any cash dividends on our shares of common stock in the foreseeable future and currently intend to retain any future earnings for funding growth. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be investors’ sole source of gain for the foreseeable future. Moreover, investors may not be able to resell their common stock at or above the price they paid for them.

Provisions in our charter documents, the shareholder rights plan we have adopted, and under Nevada law could discourage a takeover that stockholders may consider favorable.

Our articles of incorporation provides for the authorization to issue up to 500,000 shares of blank check preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. In addition, we have a classified board of directors that consists of three groups, which may increase the length of time necessary for an acquirer to change the composition of a majority of directors to gain control of our board of directors.

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We have also adopted a shareholder rights plan that could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, us or a large block of our common stock. A third party that acquires 10% or more of our common stock could suffer substantial dilution of its ownership interest under the terms of the shareholder rights plan through the issuance of our shares to all stockholders other than the acquiring person. These and other provisions in our articles of incorporation and bylaws could make it more difficult for stockholders or potential acquirers to obtain control of our board of directors or initiate actions that are opposed by our then-current board of directors, including a merger, tender offer, or proxy contest involving our company. Any delay or prevention of a change of control transaction or changes in our board of directors could cause the market price of our common stock to decline.

Provisions of Nevada corporate law limit the personal liability of corporate directors and officers and require indemnification under certain circumstances.

Section 78.138(7) of the Nevada Revised Statutes provides that, subject to certain very limited statutory exceptions or unless the articles of incorporation provide for greater individual liability, a director or officer of a Nevada corporation is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach involved intentional misconduct, fraud or a knowing violation of law. We have not included in our articles of incorporation any provision intended to provide for greater liability as contemplated by this statutory provision.

In addition, Section 78.7502(3) of the Nevada Revised Statutes provides that to the extent a director or officer of a Nevada corporation has been successful on the merits or otherwise in the defense of certain actions, suits or proceedings (which may include certain stockholder derivative actions), the corporation shall indemnify such director or officer against expenses (including attorneys’ fees) actually and reasonably incurred by such director or officer in connection therewith.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have and may never obtain significant research coverage by industry or financial analysts. If few analysts commence coverage of us, the trading price of our stock would likely decrease. Even if we do obtain significant analyst coverage, if one or more of the analysts who cover us downgrade our stock, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

We have identified a material weakness in our internal control over financial reporting which could, if not remediated, result in material misstatements in our financial statements.

Our management has identified a material weakness in our internal controls over financial reporting. A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness that we identified was the lack of segregation of duties within our accounting and finance group as a result of our limited financial resources. We are remediating this weakness, primarily through supplementing our accounting and finance staff with an outside financial expert to review our financial statements and periodic reports. If our remedial measures are insufficient to address the material weakness, or if additional material weaknesses or significant deficiencies in our internal control are discovered or occur in the future, our financial statements may contain material misstatements and we could be required to restate our financial results, which could lead to substantial additional costs for accounting and legal fees and shareholder litigation.

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RISKS RELATED TO OUR FUTURE PRODUCTS

The research and development of pharmaceutical products, which is separate from nutritional supplements, entails special considerations and risks. If we are successful in developing pharmaceutical products for muscular disorders, we will be subject to, and possibly adversely affected by, the following risks:

Our failure to obtain costly government approvals, including required FDA approvals, or to comply with ongoing governmental regulations relating to our technologies and proposed products and formulations could delay or limit introduction of our proposed formulations and products and result in failure to achieve revenues or maintain our ongoing business.

Our research and development activities for our products and product candidates are currently at an early development stage and are subject to extensive regulation for safety, efficacy and quality by numerous government authorities in the United States and abroad. Before receiving FDA regulatory clearance to market our future proposed formulations and products, we will have to demonstrate that our formulations and products are safe and effective in the patient population and for the indicated diseases that are to be treated. Clinical trials, manufacturing and marketing of drugs are subject to the rigorous testing and approval process of the FDA and equivalent foreign regulatory authorities such as the European Medicines Agency (EMA). The Federal Food, Drug and Cosmetic Act and other federal, state and foreign statutes and regulations govern and influence the testing, manufacturing, labeling, advertising, distribution and promotion of drugs and medical devices. As a result, regulatory approvals can take a number of years or longer to accomplish and require the expenditure of substantial financial, managerial and other resources.

Conducting and completing the clinical trials necessary for FDA approval is costly and subject to intense regulatory scrutiny as well as the risk of failing to meet the primary endpoint of such trials. We will not be able to commercialize and sell our future products and formulations without successfully completing such trials.

In order to conduct clinical trials that are necessary to obtain approval by the FDA to market a formulation or product, it is necessary to receive clearance from the FDA to conduct such clinical trials. The FDA can halt clinical trials at any time for safety reasons or because we or our clinical investigators did not follow the FDA’s requirements for conducting clinical trials. If we are unable to receive clearance to conduct clinical trials or the trials are permanently halted by the FDA, we would not be able to achieve any revenue from such product as it is illegal to sell any drug or medical device for human consumption or use without FDA approval.

Data obtained from clinical trials are susceptible to varying interpretations, which could delay, limit or prevent regulatory clearances.

Data we may obtain in the future, from non-clinical studies and clinical trials do not necessarily predict the results that will be obtained from later-stage non-clinical studies and clinical trials. Moreover, non-clinical and clinical data are susceptible to multiple and varying interpretations, which could delay, limit or prevent regulatory approval. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials. The failure to adequately demonstrate the safety and effectiveness of a proposed formulation or product under development could delay or prevent regulatory clearance of the product candidate, resulting in delays to commercialization, and could materially harm our business. In addition, our clinical trials may not demonstrate sufficient levels of safety and efficacy necessary to obtain the requisite regulatory approvals for our drugs, and thus our proposed drugs may not be approved for marketing. Finally, if any of our clinical trials do not meet their primary endpoints, we would need to repeat such clinical trials in order to progress the development of the investigational drug candidate. These additional trials would be costly and divert resources from other projects.

Competitors may develop competing technologies or products which outperform or supplant our technologies or products.

Drug companies and/or other technology companies may in the future seek to develop and market pharmaceutical products which may compete with our future technologies and products. Competitors may in the future develop similar or different technologies or products which may become more accepted by the marketplace or which may supplant our technology entirely. In addition, many of our future competitors may be significantly larger and better financed than we are, thus giving them a significant advantage over us.

We may be unable to respond to competitive forces presently in the marketplace (including competition from larger companies), which would severely impact our business. Moreover, should competing or dominating technologies or products come into existence and the owners thereof patent the applicable technological advances, we could also be required to license such technologies in order to continue to manufacture, market and sell our products. We may be unable to secure such licenses on commercially acceptable terms, or at all, and our resulting inability to manufacture, market and sell the affected products could have a material adverse effect on us.

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The market for our product candidates is rapidly changing and competitive, and new drug delivery mechanisms, drug delivery technologies, new drugs and new treatments which may be developed by others could impair our ability to maintain and grow our business and remain competitive.

Even if successfully developed, our product candidates may not gain market acceptance among physicians, patients and healthcare payers, which may not utilize our products. If our product candidates do not achieve market acceptance, our business and financial condition will be materially adversely affected. The pharmaceutical industry is subject to rapid and substantial technological change. Developments by others may render our technologies and our product candidates noncompetitive or obsolete, or we may be unable to keep pace with technological developments or other market factors. Technological competition from pharmaceutical and biotechnology companies, universities, government entities and others now existing or diversifying into the field is intense and is expected to increase. Many of these entities have significantly greater research and development capabilities, human resources and budgets than we do, as well as substantially more marketing, manufacturing, financial and managerial resources. These entities represent significant competition for us. Acquisitions of, or investments in, competing pharmaceutical or biotechnology companies by large corporations could increase such competitors’ financial, marketing, manufacturing and other resources.

The market for our future products is rapidly changing and competitive, and new drug delivery mechanisms, drug delivery technologies, new drugs and new treatments which may be developed by others could impair our ability to maintain and grow our business and remain competitive.

Even if successfully developed, our future products may not gain market acceptance among physicians, patients and healthcare payers, which may not utilize our products. If our future products do not gain market acceptance, our business and financial condition will be materially adversely affected. The pharmaceutical industry is subject to rapid and substantial technological change. Developments by others may render our technologies and our product candidates noncompetitive or obsolete, or we may be unable to keep pace with technological developments or other market factors. Technological competition from pharmaceutical and biotechnology companies, universities, governmental entities and other entities now existing or diversifying into the field is intense and is expected to increase. Many of these entities have significantly greater research and development capabilities, human resources and budgets than we do, as well as substantially more marketing, manufacturing, financial and managerial resources. These entities represent significant competition for us. Acquisitions of, or investments in, competing pharmaceutical or biotechnology companies by large corporations could increase such competitors’ financial, marketing, manufacturing and other resources.

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USE OF PROCEEDS

Except as otherwise disclosed in the applicable prospectus supplement, we intend to use the net proceeds from the sales of securities hereunder for research and development, including conducting clinical and basic research, expanding our commercial operations, including sales, marketing and distribution capabilities, to meet our on-going working capital needs and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder and the applicable prospectus supplement. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents, or directly to one or more purchasers. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, preferred stock, warrants, and rights. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

●	the terms of the offering;

●	the name or names of the underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities or other consideration thereof, and the proceeds to be received by us from the sale;

●	any delayed delivery requirements;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;

●	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Only underwriters named in a prospectus supplement will be underwriters of the securities offered pursuant to such prospectus supplement.

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Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock, which is listed on the Nasdaq Capital Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the preferred stock, warrants, rights, debt securities or units on any securities exchange or quotation system; any such listing with respect to any particular securities will be described in the applicable prospectus supplement or other offering materials, as the case may be.

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Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.

Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a member of the Financial Industry Regulatory Authority, or “FINRA,” participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

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DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Nevada law and our articles of incorporation, as amended, and our bylaws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus.

Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Our authorized capital stock consists of 12,000,000 shares of common stock, par value $0.001 per share, and 500,000 authorized undesignated shares of preferred stock, par value $0.001 per share.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $75 million in the aggregate of:

●	common stock;

●	preferred stock;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase our securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of May 9, 2018, there were 7,473,723 shares of common stock issued and outstanding and 137 holders of record of our common stock. Further, there were outstanding, Series B warrants to purchase 157,846 shares of common stock, Series C warrants to purchase 145,399 shares of common stock, Series E warrants to purchase 142,957 shares of common stock and a warrant issued to RENS Technology Inc. to purchase 375,000 shares of common stock.

Voting. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights.

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Dividends. Subject to preferences that may be applicable to any then outstanding preferred stock, and further subject to any contractual limitations on the declaration, setting aside or payment of dividends, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments.

Liquidation. In the event of any liquidation, dissolution or winding up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and other liabilities and the satisfaction of any liquidation preferences that may be granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences. The common stock has no preemptive, conversion or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, which we may designate and issue in the future.

Our common stock is admitted for trading on the Nasdaq Capital Market under the symbol “MYOS.”

The transfer agent and registrar for our common stock is Island Stock Transfer.

Preferred Stock

Our board of directors has the authority to issue up to an aggregate of 500,000 shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and rights, and qualifications, limitations or restrictions thereof, of each such series without any further vote or action by the stockholders. As of May 9, 2018, there were no shares of preferred stock outstanding.

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	any contractual limitations on our ability to declare, set aside or pay any dividends;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

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●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. A form of the Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

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Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

●	the title of debt securities and whether the debt securities are senior or subordinated;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

●	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

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●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

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●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Warrants

We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

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We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.

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We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheets of MYOS RENS Technology Inc. and Subsidiary as of December 31, 2017 and 2016, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the two years in the period ended December 31, 2017, have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 27, 2018;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed with the SEC on May 9, 2018;

●	Our Current Reports on Form 8-K filed with the SEC on April 27, 2018 and May 9, 2018;

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●	The description of our common stock contained in our Form 8-A filed on July 9, 2014 and as it may be further amended from time to time; and

●	The description of our Series A preferred stock purchase rights contained in our Form 8-A filed on February 14, 2017 and as it may be further amended from time to time.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, and all such documents filed after the date of this prospectus and before the termination or completion of this offering of our securities shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Securities Exchange Act of 1934, as amended.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference the exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from:

MYOS RENS Technology Inc.

45 Horsehill Road, Suite 106

Cedar Knolls, New Jersey 07927

Attention: Secretary
(973) 509-0444

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MYOS RENS TECHNOLOGY INC.

$1,650,000

Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

July 24, 2018